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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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Baker Hughes Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BAKER HUGHES INCORPORATED
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 27, 2006
To the Stockholders of Baker Hughes Incorporated:
     The Annual Meeting of the Stockholders of Baker Hughes Incorporated (“Company” or “Baker Hughes”) will be held at the offices of the Company, 3900 Essex Lane, Suite 210, Houston, Texas on Thursday, April 27, 2006, at 9:00 a.m., Central Daylight Time, for the purpose of considering and voting on:
1.	Election of eleven directors;

2.	Ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for Fiscal Year 2006;

3.	Approval of the Performance Criteria for Awards under the Annual Incentive Compensation Plan;

4.	Stockholder Proposal No. 1 regarding voting under the Company’s Delaware Charter; and

5.	Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.
          The Board of Directors has fixed March 1, 2006 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting and any reconvened meeting after an adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, that meeting or a reconvened meeting after an adjournment.
          You are invited to attend the meeting in person. Whether or not you plan to attend the meeting personally, please complete, sign and date the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy. In some cases, you may be able to exercise your proxy by telephone or by the Internet. Please refer to the Proxy Statement for further information on telephone and Internet voting.

By order of the Board of Directors,

Sandra E. Alford Corporate Secretary
Houston, Texas
March 15, 2006
     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

PROXY STATEMENT

i

PROXY STATEMENT
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baker Hughes Incorporated, a Delaware corporation (“Company,” “Baker Hughes,” “we,” “us” and “our”), to be voted at the Annual Meeting of Stockholders scheduled to be held on Thursday, April 27, 2006 and at any and all reconvened meetings after adjournments thereof.
     Solicitation of proxies by mail is expected to commence on or about March 15, 2006 (the approximate date this Proxy Statement and accompanying proxy were first sent to security holders). The Company will bear the cost of the solicitation. In addition to solicitation by mail, certain of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, facsimile and personal interview. The Company will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and the Company will reimburse them for postage and clerical expenses. The Company has retained Mellon Investor Services LLC, Baker Hughes’ transfer agent and registrar, to assist in the solicitation of proxies from stockholders of the Company for an anticipated fee of $9,500, plus out-of-pocket expenses.
     Stockholders with shares registered in their names with Mellon Investor Services LLC may authorize a proxy by the Internet at the following Internet address: http://www.eproxy.com/bhi, or telephonically by calling Mellon Investor Services LLC at 1-800-435-6710. Proxies submitted through Mellon Investor Services LLC by the Internet or telephone must be received by 11:59 p.m. Eastern time (10:59 p.m. Central time) on April 26, 2006. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.
     A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by the Internet or telephone. This option is separate from that offered by Mellon Investor Services LLC and will be reflected on the voting form from a bank or brokerage firm that accompanies this Proxy Statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by the Internet or telephone by following the instructions on the voting form enclosed with the proxy from the bank or brokerage firm. Votes directed by the Internet or telephone through such a program must be received by Mellon Investor Services LLC by 11:59 p.m. Eastern time (10:59 p.m. Central time) on April 26, 2006. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the meeting; however, you must first request a proxy either on the Internet or the voting form that accompanies this Proxy Statement. Requesting a proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given by the Internet or by telephone with respect to your shares.
     The Internet and telephone proxy procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy instructions and to confirm that those instructions have been properly recorded. Stockholders authorizing proxies or directing the voting of shares by the Internet should understand that there may be costs associated with electronic access, such as usage charges from access providers and telephone companies, and those costs must be borne by the stockholder.
  Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted FOR the election of nominees listed herein as directors, FOR ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal year 2006, FOR approval of the performance criteria for awards under the Annual Incentive Compensation Plan and AGAINST Stockholder Proposal No. 1.
     Proxies may be revoked at any time prior to the exercise thereof by filing with the Corporate Secretary, at the Company’s executive offices, a written revocation or a duly executed proxy bearing a later date. The executive offices of the Company are located at 3900 Essex Lane, Houston, Texas 77027-5177. For a period of at least ten days prior to the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the Company’s executive offices by stockholders of record for proper purposes.

VOTING SECURITIES
          The securities of the Company entitled to be voted at the Annual Meeting consist of shares of its Common Stock, par value $1 per share (“Common Stock”), of which 342,449,488 shares were issued and outstanding at the close of business on March 1, 2006. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting.
          Assuming a quorum is present at the Annual Meeting, either in person or represented by proxy, (i) the eleven nominees receiving the greatest number of votes cast by the holders of the Common Stock entitled to vote on the matter will be elected as directors; and (ii) the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for the approval of the ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal year 2006, the approval of the performance criteria for awards under the Annual Incentive Compensation Plan, and for the approval of Stockholder Proposal No. 1. There will be no cumulative voting in the election of directors. Under Delaware law, abstentions are treated as present and entitled to vote and thus, will be counted in determining whether a quorum is present and will have the effect of a vote against a matter, except for the election of directors in which case an abstention will have no effect. Shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter (called “broker non-votes”), will be considered present for quorum purposes but not considered entitled to vote on that matter. Accordingly, broker non-votes will not have any impact on the vote on a matter.
          Under the rules of the New York Stock Exchange (“NYSE”) in effect at the time this Proxy Statement was issued, if you hold your shares through a broker, your broker is permitted to vote your shares on the election of directors, the ratification of the Independent Auditor and the approval of the performance criteria for awards under the Annual Incentive Compensation Plan even if the broker does not receive instructions from you. Your shares will only be voted with respect to Stockholder Proposal No. 1 if you have provided specific voting instructions to your broker.
          The following table sets forth information about the holders of the Common Stock known to the Company on February 28, 2006 to own beneficially 5% or more of the Common Stock, based on filings by the holders with the Securities and Exchange Commission (“SEC”). For the purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities regardless of any economic interest therein.

	Name and Address	Shares	Percent
1.	Capital Research and Management Company	43,307,900	12.7%
	333 South Hope Street
	Los Angeles, California 90071

2.	FMR Corp.	26,415,890	7.8%
	82 Devonshire Street
	Boston, Massachusetts 02109

3.	Dodge & Cox	19,210,112	5.6%
	One Sansome Street, 35th Floor
	San Francisco, California 94104

4.	Barclays Global Investors, NA.	17,916,953	5.3%
	45 Fremont Street
	San Francisco, California 94105

PROPOSAL NO. 1
ELECTION OF DIRECTORS
  Eleven directors will be elected at the Annual Meeting of Stockholders to serve for one-year terms expiring at the Annual Meeting of Stockholders expected to be held in April 2007.
     The following table sets forth each nominee director’s name, all positions with the Company held by the nominee, the nominee’s principal occupation, age and year in which the nominee first became a director of the Company. Each nominee director has agreed to serve if elected.

			Director
Nominees	Principal Occupation	Age	Since
Larry D. Brady	Chairman of the Board and Chief Executive Officer of Intermec, Inc. (industrial technologies). Mr. Brady has served as Chairman of Intermec since 2001 and as Chief Executive Officer since 2000. He served as President of Intermec, Inc. from 1999 to 2001 and as Chief Operating Officer from 1999 to 2000. Mr. Brady served as President of FMC Corporation from 1993 to 1999. He served as a Vice President of FMC from 1984 to 1989, as Executive Vice President from 1989 to 1999 and was a director from 1989 to 1999. Mr. Brady is a director of Pactiv Corporation and a member of the Advisory Board of Northwestern University’s Kellogg School of Management.	63	2004

Clarence P. Cazalot, Jr.	President and Chief Executive Officer and Director since 2002 of Marathon Oil Corporation, formerly known as USX Corporation (diversified petroleum), and he is also a member of the Board of Managers of Marathon Ashland Petroleum LLC. He served as Vice Chairman of USX Corporation and President of Marathon Oil Company from 2000 to 2001. Mr. Cazalot was with Texaco Inc. from 1972 to 2000, and while at Texaco served in the following executive positions: President of Worldwide Production Operations of Texaco Inc. from 1999 to 2000; President of International Production and Chairman of London-based Texaco Ltd. from 1998 to 1999; President of International Marketing and Manufacturing from 1997 to 1998; President of Texaco Exploration and Production Inc. from 1994 to 1996; and President of Texaco’s Latin America/West Africa Division from 1992 to 1994. In 1992, he was named Vice President, Texaco Inc. He is a director and Executive Committee member of both the U.S. Saudi Arabian Business Council and the American Petroleum Institute.	55	2002

Chad C. Deaton	Chairman of the Board and Chief Executive Officer of Baker Hughes since October 2004. Mr. Deaton was President and Chief Executive Officer of Hanover Compressor Company (compression services) from 2002 through October 2004. He was a Senior Advisor to Schlumberger Oilfield Services (oilfield services) from 1999 to September 2001 and was an Executive Vice President from 1998 to 1999. Mr. Deaton is a director of CARBO Ceramics, Inc. and Ariel Corporation. He is also a director of Junior Achievement of Southeast Texas, Houston Achievement Place and Greater Houston Partnership.	53	2004

			Director
Nominees (cont’d.)	Principal Occupation	Age	Since
Edward P. Djerejian	Director of the James A. Baker III Institute for Public Policy at Rice University since 1994. Ambassador Djerejian served as U.S. Ambassador to Israel from 1993 to 1994. He served as Assistant Secretary of State for Near Eastern Affairs from 1991 to 1993. Ambassador Djerejian also served as U.S. Ambassador to the Syrian Arab Republic from 1988 to 1991, as Deputy Assistant Secretary of Near Eastern and South Asian Affairs from 1986 to 1988 and as Special Assistant to the President and Deputy Press Secretary for Foreign Affairs from 1985 to 1986. He is a director of Global Industries, Ltd. and Occidental Petroleum.	66	2001

Anthony G. Fernandes	Former Chairman, President and Chief Executive Officer of Phillip Services Corporation (diversified industrial services provider) from August 1999 to April 2002. He was Executive Vice President of ARCO (Atlantic Richfield Company) from 1994 to 1999, President of ARCO Coal, a subsidiary of ARCO, from 1990 to 1994 and Corporate Controller of ARCO from 1987 to 1990. Mr. Fernandes serves on the Boards of Black & Veatch, Cytec Industries and Tower Automotive.	60	2001

Claire W. Gargalli	Former Vice Chairman, Diversified Search and Diversified Health Search Companies (executive search consultants) from 1990 to 1998. Ms. Gargalli served as President and Chief Operating Officer of Equimark from 1984 to 1990. During that period, she also served as Chairman and Chief Executive Officer of Equimark’s two principal subsidiaries, Equibank and Liberty Bank. Ms. Gargalli is a director of Praxair, Inc., Intermec, Inc. and Virginia National Bank. She is also a trustee emeritus of Carnegie Mellon University and Middlebury College.	63	1998

James A. Lash	First Selectman, Greenwich, Connecticut (city government) since 2003 and Chairman of Manchester Principal LLC and its predecessor company (high technology venture capital firm) since 1982. Mr. Lash also served as Chairman and Chief Executive Officer of Reading Tube Corporation from 1982 to 1996. Mr. Lash is a director of Ivy Animal Health, Inc., City Center 55th Street Foundation, Inc. and the East West Institute.	61	2002

			Director
Nominees (cont’d.)	Principal Occupation	Age	Since
James F. McCall	Former Executive Director of the American Society of Military Comptrollers from 1991 to 2004. He was Lieutenant General and Comptroller of the U.S. Army from 1988 until 1991, when he retired. General McCall was commissioned as 2nd Lieutenant of Infantry in 1958 and was selected into the Army’s Comptroller/Financial Management career field in 1970. General McCall is Chairman of the Board of Enterprise Bancorp Inc. and former Vice Chairman of the Board of Directors of the American Refugee Committee.	71	1996

J. Larry Nichols	Chairman of the Board and Chief Executive Officer of Devon Energy Corporation (independent energy company). Mr. Nichols has served as Chairman of Devon Energy Corporation since 2000, as Chief Executive Officer since 1980 and was President from 1976 until May 2003. Mr. Nichols serves as a director of several trade associations relevant to the oil and gas exploration and production business.	63	2001

H. John Riley, Jr.	Former Chairman of the Board of Cooper Industries, Ltd. (diversified manufacturer) from May 1996 to February 2006. He was Chief Executive Officer of Cooper Industries from 1995 to 2005. He was Executive Vice President, Operations of Cooper Industries from 1982 to 1992, Chief Operating Officer from 1992 to 1995 and President from 1992 to 2004. Mr. Riley is a director of The Allstate Corporation. Mr. Riley also serves as a director of Junior Achievement of Southeast Texas, Central Houston, Inc. and as a trustee of the Museum of Fine Arts, Houston and Syracuse University.	65	1997

Charles L. Watson	Chairman of Eagle Energy Partners (energy marketing), Chairman of Wincrest Ventures, L.P. (private investments) since January 1998 and Founding Partner of Caldwell Watson Real Estate Group, Inc. since 1994. Former Chairman and Chief Executive Officer of Dynegy Inc. (diversified energy) from 1989 to 2002. Mr. Watson was elected Chairman and Chief Executive Officer of NGC Corporation, the predecessor of Dynegy, in 1989. Mr. Watson serves on the National Petroleum Council and the Governor’s Business Council. He is a founding member of the Natural Gas Council. Mr. Watson is also a board member of Theatre Under the Stars, Hobby Center for the Performing Arts, Central Houston, Inc., Baylor College of Medicine and Angeleno Investors, L.P.	56	1998
          Any nominee for director who receives a “withhold” vote representing a majority of the votes cast for his or her election would be required to submit a letter of resignation to the Board’s Governance Committee. The Governance Committee would recommend to the Board whether or not the resignation should be accepted. Pursuant to the Company’s Bylaws, in case of a vacancy on the Board of Directors, a majority of the remaining directors will appoint a successor, and the director so appointed will hold office until the next annual meeting or until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal.

CORPORATE GOVERNANCE
          The Company’s Board of Directors believes the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which practices the Board and management believe promote this purpose, are sound and represent best practices. The Board continually reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities. The Board has established the Company’s Corporate Governance Guidelines (“Governance Guidelines”) as the principles of conduct of the Company’s business affairs to benefit its stockholders, which guidelines conform to the NYSE corporate governance listing standards and SEC rules. The Governance Guidelines are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.
Board of Directors
          During the fiscal year ended December 31, 2005 the Board of Directors held ten meetings, and each director attended at least 75% of the total number of meetings of the Company’s Board of Directors and respective Committees on which he or she served. During fiscal year 2005, each non-employee director was paid an annual retainer of $60,000. The Audit/Ethics Committee Chairman received an additional annual retainer of $20,000. Each of the other non-employee Committee Chairmen received an additional annual retainer of $15,000. Each of the members of the Audit/Ethics Committee, excluding the Chairman, received an additional annual retainer of $10,000. Each of the members, excluding the Chairmen, of the Compensation, Finance and Governance Committees received an additional annual retainer of $5,000. Each non-employee director also received annual non-retainer equity in a total amount of $70,000, in the form of restricted shares of the Company’s Common Stock with $35,000 issued in each of January and July of 2005. The restricted stock vested on February 24, 2006. The Company previously provided benefits under a Directors Retirement Plan, which plan remains in effect until all benefits accrued thereunder are paid in accordance with the current terms and conditions of that Plan. No additional benefits have been accrued under the Plan since December 31, 2001.
           Effective as of January 1, 2006 each non-employee director is paid an annual retainer of $60,000. The Audit/Ethics Committee Chairman receives an additional annual retainer of $20,000. Each of the other non-employee Committee Chairmen receives an additional annual retainer of $15,000. Each of the members of the Audit/Ethics Committee, excluding the Chairman, receives an additional annual retainer of $10,000. Each of the members, excluding the Chairmen, of the Compensation, Finance and Governance Committees receives an additional annual retainer of $5,000. Each non-employee director also receives annual non-retainer equity in a total amount of $150,000, in the form of (i) restricted shares of the Company’s Common Stock with a value of $100,000 issued in January of each year that will generally vest one-third on each of January 25, 2007, 2008 and 2009, respectively (however, the restricted shares will become fully vested on the annual meeting of stockholders next following the date the non-employee director attains the age of 72); and (ii) options to acquire the Company’s Common Stock with a value of $25,000 issued in each of January and July. The options will vest one-third each year beginning on the first anniversary date of the grant of the option.
Director Independence
          All members of the Board of Directors, other than the Chairman and Chief Executive Officer, Mr. Deaton, satisfy the independence requirements of the NYSE. In addition, the Board has adopted a “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert” included as Exhibit C to the Governance Guidelines and attached as Annex A to this Proxy Statement. Such Policy supplements the NYSE independence requirements. Directors who meet these standards are considered to be “independent.” The Board has determined that all the nominees for election at this Annual Meeting, other than Mr. Deaton, meet these standards.

Regularly Scheduled Executive Sessions of Non-Management Directors
          Pursuant to the Governance Guidelines, executive sessions of independent non-employee directors are held at every regularly scheduled meeting of the Board of Directors. The Governance Committee reviews and recommends to the Board a director to serve as Lead Director during executive sessions. Currently, Mr. Riley serves as the Lead Director during the executive sessions of independent non-employee directors.
Committees of the Board
          The Board of Directors has, in addition to other committees, an Audit/Ethics Committee, a Compensation Committee and a Governance Committee. The Audit/Ethics Committee, Compensation Committee and Governance Committee are comprised solely of independent directors in accordance with NYSE corporate governance listing standards. The Board of Directors adopted charters for the Audit/Ethics, Compensation and Governance Committees that comply with the requirements of the NYSE standards, applicable provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) and SEC rules. Each of the charters has been posted and is available for public viewing under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.
          Audit/Ethics Committee. The Audit/Ethics Committee, which is comprised of Messrs. McCall (Chairman), Cazalot, Fernandes, Lash and Nichols, held eight meetings during fiscal year 2005. The Board of Directors has determined that the Audit/Ethics Committee members meet the NYSE standards for independence and the Company’s “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert.” The Audit/Ethics Committee Charter is attached as Annex B to this Proxy Statement and can be accessed electronically under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com. The General Auditor and the Corporate internal audit function report directly to the Audit/Ethics Committee. The Company’s Corporate Audit Department sends written reports quarterly to the Audit/Ethics Committee on its audit findings and the status of its internal audit projects. The Audit/Ethics Committee provides assistance to the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function, the review and pre-approval of the current year audit and non-audit fees and the Company’s risk analysis and risk management procedures. In addition, the Audit/Ethics Committee oversees the Company’s compliance programs relating to legal and regulatory requirements. The Audit/Ethics Committee has developed “Procedures for the Receipt, Retention and Treatment of Complaints” to address complaints received by the Company regarding accounting, internal controls or auditing matters. Such procedures are included as Exhibit F to the Governance Guidelines. The Governance Guidelines are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.
          The Audit/Ethics Committee also is responsible for the selection and hiring of the Company’s independent auditor. To promote independence of the audit, the Committee consults separately and jointly with the independent auditor, the internal auditors and management.
          The Board has reviewed the experience of the members of the Audit/Ethics Committee and has found that all five members of the Committee meet the qualifications to be an “audit committee financial expert” under the SEC rules issued pursuant to SOX. In addition, the Board has designated Anthony G. Fernandes as the member of the Committee who serves as the “audit committee financial expert” of the Company’s Audit/Ethics Committee.
          Compensation Committee. The Compensation Committee, which is comprised of Messrs. Riley (Chairman), Brady, Djerejian, Watson and Ms. Gargalli, held six meetings during fiscal year 2005. The Board of Directors has determined that the Compensation Committee members meet the NYSE standards for independence as contained in the Company’s “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert.” The Compensation Committee Charter can be accessed electronically under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com. The functions performed by the Compensation Committee include reviewing and approving Baker Hughes’ executive salary and bonus structure; reviewing Baker Hughes’ stock option plans (and making grants thereunder), employee retirement income plans, the employee thrift plan and the employee stock purchase plan; setting bonus goals; approving salary and bonus awards to key executives; recommending incentive compensation and stock award plans for approval by stockholders; and reviewing management succession plans.
          Governance Committee. The Governance Committee, which is comprised of Messrs. Cazalot (Chairman), Djerejian, McCall, Riley and Watson, held three meetings during fiscal year 2005. The Board of Directors has determined that the Governance Committee members meet the NYSE standards for independence as well as those contained in the Company’s “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert.” A current copy of the Governance Committee Charter can be accessed electronically under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com. The functions performed by the Governance Committee include overseeing the Company’s corporate governance affairs and monitoring compliance with the Governance Guidelines. In addition, the Governance Committee nominates candidates for the Board of Directors, selects candidates to fill vacancies on the Board, reviews the structure and composition of the Board, considers the qualifications required for continuing Board service and recommends directors’ fees.
          The Governance Committee has implemented policies regarding Board membership. The Governance Committee will consider candidates based upon the size and existing composition of the Board, the number and qualifications of candidates, the benefit of continuity on the Board and the relevance of the candidate’s background and experience to issues facing the Company. The criteria used for selecting directors are described in the Company’s “Guidelines for Membership on the Board of Directors,” included as Exhibit A to the Governance Guidelines, which are attached as Annex C to this Proxy Statement. In addition, the Company has established a formal process for the selection of candidates, as described in the Company’s “Selection Process for New Board of Directors Candidates” included as Exhibit B to the Governance Guidelines which are attached as Annex D to this Proxy Statement, and candidates are evaluated based on their background, experience and other relevant factors as described in the Guidelines for Membership on the Board of Directors. The Board or the Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.
          The Governance Committee has established, in accordance with the Company’s Bylaws regarding stockholder nominees, a policy that it will consider director candidates recommended by stockholders. Recommendations that stockholders desire to make should be submitted between October 16, 2006 and November 15, 2006 in accordance with the Company’s Bylaws and “Policy and Submission Procedures for Stockholder Recommended Director Candidates” included as Exhibit D to the Governance Guidelines, which are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to: Chairman, Governance Committee of the Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740, or to the Corporate Secretary c/o Baker Hughes Incorporated, 3900 Essex Lane, Suite 1200, Houston, Texas 77027-5177 and should be accompanied by substantially the same types of information as are required under the Company’s Bylaws for stockholder nominees.
          Each of the current nominees for director listed under the caption “Election of Directors” is an existing director standing for re-election. The Company has not paid any fee to a third party to identify or evaluate or to assist in identifying or evaluating such nominees. In connection with the 2006 Annual Meeting, the Governance Committee did not receive any recommendation for a nominee proposed from any stockholder or group of stockholders.
Stockholder Communications with the Board of Directors
          The Company’s Annual Meeting provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Company’s Board of Directors on matters relevant to the Company. In accordance with the Company’s “Annual Meeting Director Attendance Policy,” which has been incorporated into the Governance Guidelines, all directors and nominees for election as directors are requested and encouraged to personally attend the Company’s Annual Meeting. Ten of the Company’s director nominees attended the Company’s 2005 Annual Meeting.
          To provide the Company’s stockholders and other interested parties with a direct and open line of communication to the Company’s Board of Directors, a process has been established for communications with any member of the Board of Directors, including the Company’s Lead Director, any of the Chairmen of the Company’s Governance Committee, Audit/Ethics Committee, Compensation Committee, Finance Committee or with the non-

employee directors as a group. Stockholders may communicate with any member of the Board, including the Company’s Lead Director, the Chairman of any of the Company’s Governance Committee, Audit/Ethics Committee, Compensation Committee, Finance Committee or with the non-employee directors of the Company as a group, by sending such written communication to the Corporate Secretary, c/o Baker Hughes Incorporated, 3900 Essex Lane, Suite 1200, Houston, TX 77027-5177. The procedures for “Stockholder Communications with the Board of Directors” (attached as Annex E to this Proxy Statement) are also included as Exhibit E to the Governance Guidelines and can be accessed electronically under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.
Business Code of Conduct
          The Company has a Business Code of Conduct that applies to all officers, directors and employees, which includes the code of ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and all other persons performing similar functions within the meaning of the securities laws and regulations. Each of the Company’s officers has certified compliance with the Company’s Business Code of Conduct and the applicable NYSE and SOX provisions. The Company’s Business Code of Conduct and Code of Ethical Conduct Certification are posted under the “About Baker Hughes” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.
SECURITY OWNERSHIP OF MANAGEMENT
     Set forth below is certain information with respect to beneficial ownership of the Common Stock as of March 1, 2006 by each director nominee, the persons named in the Summary Compensation Table below and the directors and executive officers as a group. The table includes transactions effected prior to the close of business on March 1, 2006.

	Shares Beneficially Owned
	Shares		Shares Subject to Options	Total
	Owned		Which Are or Will Become	Beneficial	% of
Name	as of 3/01/06		Exercisable Prior to 5/01/06	Ownership	Class(1)
Larry D. Brady	4,158	(2)	254	4,412	—
Clarence P. Cazalot, Jr.	5,749	(2)	1,981	7,730	—
Edward P. Djerejian	5,749	(2)	4,981	10,730	—
Anthony G. Fernandes	7,749	(2)	13,358	21,107	—
Claire W. Gargalli	15,283	(2)	10,381	25,664	—
James A. Lash	5,749	(2)	1,981	7,730	—
James F. McCall	8,749	(2)	1,981	10,730	—
J. Larry Nichols	5,749	(2)	4,981	10,730	—
H. John Riley, Jr.	16,749	(2)	4,981	21,730	—
Charles L. Watson	13,589	(2)	35,557	49,146	—
Chad C. Deaton	152,001	(3)	55,000	207,001	—
James R. Clark	100,593	(4)	68,500	169,093	—
G. Stephen Finley	132,479	(5)	—	132,479	—
Alan R. Crain, Jr.	32,547	(6)	—	32,547	—
Douglas J. Wall	50,987	(7)	52,475	103,462	—
All directors and executive officers as a group (26 persons)	726,931		471,793	1,198,724	—

(1)	No percent of class is shown for holdings of less than 1%.

(2)	Includes 1,332 shares issued as a restricted stock award on January 25, 2006, which award will vest one-third on each of January 25, 2007, 2008 and 2009, or, if earlier, on the date of the annual meeting of stockholders next following the date the non-employee director attains age 72.

(3)	Includes 80,000, 33,900, and 25,395 shares issued as restricted stock awards on October 25, 2004, January 26, 2005 and January 25, 2006, respectively, which awards will vest 25 percent on each of October 25, 2006, 2007, 2008, and 2009, one-half on each of January 26, 2007 and 2008, respectively, and one-third on each of January 25, 2007, 2008 and 2009, respectively.

(4)	Includes 40,000, 13,567, and 11,000 shares issued as restricted stock awards on October 27, 2004, January 26, 2005 and January 25, 2006, respectively, which awards will vest 25 percent on each of October 27, 2007 and October 27, 2008, with the remaining 50 percent vesting on October 27, 2009, one-half on each of January 26, 2007 and 2008, respectively, and one-third on each of January 25, 2007, 2008 and 2009, respectively. Also includes a one-time, stock-matching award of 25,000 shares of restricted stock issued on September 2, 2002, which award will vest on March 7, 2006.

(5)	Includes 20,000 and 9,600 shares issued as restricted stock awards on October 23, 2002 and January 26, 2005, respectively, which awards are scheduled to vest on June 30, 2006, one-half on each of January 26, 2007 and 2008, respectively. However, Mr. Finley has announced his retirement from the Company effective March 31, 2006. In connection with his retirement, the Company has indicated that it will accelerate the vesting of Mr. Finley’s 20,000 share restricted stock award to March 31, 2006, which was originally scheduled to vest on June 30, 2006 and the vesting of the remaining 9,600 shares of the 14,400 share restricted stock award to March 31, 2006, which was originally scheduled to vest on January 26, 2007 and 2008.

(6)	Includes 10,000, 6,217, and 6,000 shares issued as restricted stock awards on April 28, 2004, January 26, 2005 and January 25, 2006, respectively, which awards will vest on April 28, 2008, one-half on each of January 26, 2007 and 2008, respectively, and one-third on each of January 25, 2007, 2008 and 2009, respectively.

(7)	Includes 10,000, 3,167, and 4,356 shares issued as restricted stock awards on March 2, 2004, January 26, 2005 and January 25, 2006, respectively, which awards will vest on March 2, 2008, one-half on each of January 26, 2007 and 2008, respectively, and one-third on each of January 25, 2007, 2008 and 2009, respectively. Also includes 16,000 shares issued as a restricted stock award on February 28, 2005, which award will vest 25 percent on February 28, 2007 and 2008, with the remaining 50 percent vesting on February 28, 2009.
CHARITABLE CONTRIBUTIONS
          During the fiscal year ended December 31, 2005, the Company did not make any contributions to any charitable organization in which an independent director served as an executive officer, that exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
          Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. SEC regulations require executive officers, directors and greater than 10% beneficial owners to furnish the Company with copies of all Section 16(a) forms they file.
          Based solely on a review of the copies of those forms furnished to the Company and written representations from the executive officers and directors, the Company believes its executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2005.
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
          The following table sets forth the compensation earned by the Chief Executive Officer and the four most highly compensated executive officers of the Company for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2005, 2004 and 2003. Bonuses are paid under the Company’s applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.

		Annual Compensation				Long-Term Compensation
						Awards
								Securities
					Other	Restricted		Underlying
					Annual	Stock		Options
Name and Principal Position	Year	Salary	Bonus		Compensation(1)	Awards		(# Shares)(2)
Chad C. Deaton, Chairman of	2005	$878,846	$2,036,576	(4)	$212,326	50,850	(5)	180,000
the Board and Chief	2004	126,923	600,000		10,930	80,000	(6)	75,000
Executive Officer(3)

James R. Clark, President and	2005	635,769	1,178,630	(7)	190,754	20,350	(5)	72,000
Chief Operating Officer	2004	500,702	720,261		113,132	40,000	(8)	98,500
	2003	321,270	245,134		74,890	—		26,000

G. Stephen Finley, Senior Vice	2005	528,077	795,423		167,160	14,400	(5)	51,000
President – Finance and	2004	507,257	624,484		111,794	—		79,000
Administration and	2003	483,441	289,098		92,905	—		79,000
Chief Financial Officer(9)

Alan R. Crain, Jr., Vice President	2005	418,077	581,293	(10)	128,639	9,325	(5)	33,000
and General Counsel	2004	402,385	419,164		90,269	10,000	(11)	55,000
	2003	386,346	195,491		77,212	—		54,500

Douglas J. Wall, Vice President	2005	367,260	507,685	(12)	105,765	20,750	(5)(13)	23,150
and Group President,	2004	330,250	374,834		69,145	10,000	(14)	28,000
Completion and	2003	311,812	198,411		58,844	—		25,000
Production

(1)	Other Annual Compensation includes Company contributions to the Baker Hughes Thrift Plan, the Baker Hughes Supplemental Retirement Plan, the Baker Hughes Pension Plan, life insurance premiums, perquisites and other compensation for the named executive officers. Amounts for fiscal year 2005 for the persons named above are as follows:

	Thrift	SRP_	Pension	Life	Perquisites	Total
Chad C. Deaton	$15,531	$153,792	$8,400	$9,603	$25,000	$212,326
James R. Clark	12,246	144,288	8,400	5,820	20,000	190,754
G. Stephen Finley	16,800	115,907	8,400	6,053	20,000	167,160
Alan R. Crain, Jr.	15,531	79,936	8,400	4,772	20,000	128,639
Douglas J. Wall	16,800	58,501	8,400	3,899	18,165	105,765

(2)	See Footnote (1) to table in “Stock Options Granted During 2005” below.

(3)	Mr. Deaton joined the Company on October 25, 2004 as Chairman of the Board and Chief Executive Officer.

(4)	For 2005, Mr. Deaton earned a bonus of $1,000,000 under the Company’s Annual Incentive Compensation Plan, which will be paid in March 2006. In February 2006, he also was awarded an additional discretionary bonus of $1,036,576, which will be paid in three installments, with $757,692 paid in March 2006 and $278,884 carried over and paid in two installments of $139,442 in March 2007 and 2008, respectively, together with interest at an annual rate equal to the ten-year Treasury rate plus 25 basis points. Interest will be calculated as of January 15 of each year. The carryover or “banked” bonus will be paid only if Mr. Deaton is actively employed by the Company as of the date the bonus is paid.

(5)	On January 26, 2005, Messrs. Deaton, Clark, Finley, Crain and Wall were awarded 50,850, 20,350, 14,400, 9,325 and 4,750 shares of restricted Common Stock valued at $3,710,016, $1,484,736, $1,050,624, $680,352, and $346,560, respectively. See Footnotes (3-7) to the table under the caption “Security Ownership of Management” above. After January 26, 2005, Messrs. Deaton, Clark, Finley, Crain and Wall received the Company’s ordinary dividend payment on the award on a quarterly basis. All of these awards vest one-third on each of January 26, 2006, 2007 and 2008. Upon his retirement, Mr. Finley will vest two-thirds of these shares and all of his previously awarded 20,000 shares.

(6)	On October 25, 2004, Mr. Deaton was awarded 80,000 shares of restricted Common Stock valued at $3,471,200. See Footnote (3) to the table under the caption “Security Ownership of Management” above. After October 25, 2004, Mr. Deaton received the Company’s ordinary dividend payment on the award on a quarterly basis. The 80,000-share award vests 25 percent on each of October 25, 2006, 2007, 2008 and 2009. At December 31, 2005, Mr. Deaton held 80,000 shares of restricted stock, valued at $4,862,400, based upon the closing stock price of $60.78 per share of Common Stock on the NYSE on December 30, 2005

(7)	For 2005, Mr. Clark earned a bonus of $1,000,000 under the Company’s Annual Incentive Compensation Plan, which will be paid in March 2006. In February 2006, he also was awarded an additional discretionary bonus of $178,630, which will be paid in three installments, with $17,231 paid in March 2006 and $80,700 and $80,699 paid in March 2007 and 2008, respectively, together with interest at an annual rate equal to the ten-year Treasury rate plus 25 basis points. Interest will be calculated as of January 15 of each year. The carryover or “banked” bonus will be paid only if Mr. Clark is actively employed by the Company as of the date the bonus is paid.

(8)	On October 27, 2004, Mr. Clark was awarded 40,000 shares of restricted Common Stock valued at $1,768,000. See Footnote (4) to the table under the caption “Security Ownership of Management” above. After October 27, 2004, Mr. Clark received the Company’s ordinary dividend payment on the award on a quarterly basis. The 40,000-share award vests 25 percent on each of October 27, 2007 and 2008 with the remaining 50 percent vesting on October 27, 2009. At December 31, 2005, Mr. Clark held 40,000 shares of restricted stock, valued at $2,431,200 based upon the closing stock price of $60.78 per share of Common Stock on the NYSE on December 30, 2005.

(9)	Mr. Finley has announced that he will retire from the Company on March 31, 2006. The Company has entered into an agreement with Mr. Finley regarding his retirement benefits and agreement to provide consulting services. See “Employment Change in Control and Indemnification Agreements” below.

(10)	For 2005, Mr. Crain earned a bonus of $581,293, which will be paid in three installments, with $501,692 paid in March 2006 and $39,801 and $39,800 carried over and paid in March 2007 and 2008, respectively, together with interest at an annual rate equal to the ten-year Treasury rate plus 25 basis points. Interest will be calculated as of January 15 of each year. Under the Company’s incentive compensation guidelines, a carryover or “banked” bonus is paid to an employee if the employee is actively employed by the Company as of the date the bonus is paid and the employee remains eligible to participate in the plan that generated the bonus.

(11)	On April 28, 2004, Mr. Crain was awarded 10,000 shares of restricted Common Stock valued at $382,700. See Footnote (6) to the table under the caption “Security Ownership of Management” above. After April 28, 2004, Mr. Crain received the Company’s ordinary dividend payment on the award on a quarterly basis. The 10,000-share award vests on April 28, 2008. At December 31, 2005, Mr. Crain held 10,000 shares of restricted stock, valued at $607,800, based upon the closing stock price of $60.78 per share of Common Stock on the NYSE on December 30, 2005.

(12)	For 2005, Mr. Wall earned a bonus of $507,685, which will be paid in three installments, with $427,837 paid in March 2006 and $79,848 carried over and paid in two installments of $39,924 in March 2007 and 2008. For 2004, Mr. Wall earned a bonus of $374,834, which will be paid in three installments, with $330,250 paid in March 2005 and $44,584 carried over and paid in two installments of $22,292 in March 2006 and 2007, respectively, together with interest at an annual rate equal to the ten-year Treasury rate plus 25 basis points. Interest will be calculated as of January 15 of each year. Under the Company’s incentive compensation guidelines, a carryover or “banked” bonus is paid to an employee if the employee is actively employed by the Company as of the date the bonus is paid and the employee remains eligible to participate in the plan that generated the bonus.

(13)	On February 28, 2005, Mr. Wall was awarded 16,000 shares of restricted Common Stock valued at $763,200. See Footnote (7) to the table under the caption “Security Ownership of Management” above. After February 28, 2005, Mr. Wall received the Company’s ordinary dividend payment on the award on a quarterly basis. The 16,000-share award will vest 25 percent on February 28, 2007 and 2008, with the remaining 50 percent vesting on February 28, 2009. At December 30, 2005, Mr. Wall held 16,000 shares of restricted stock, valued at $972,480, based upon the closing stock price of $60.78 per share of Common Stock on the NYSE on December 30, 2005.

(14)	On March 2, 2004, Mr. Wall was awarded 10,000 shares of restricted Common Stock valued at $384,200. See Footnote (7) to the table under the caption “Security Ownership of Management” above. After March 2, 2004, Mr. Wall received the Company’s ordinary dividend payment on the award on a quarterly basis. The 10,000-share award vests on March 2, 2008. At December 31, 2005, Mr. Wall held 10,000 shares of restricted stock, valued at $607,800, based upon the closing stock price of $60.78 per share of Common Stock on the NYSE on December 30, 2005.
STOCK OPTIONS GRANTED DURING 2005
          The following table sets forth certain information regarding stock options granted during fiscal year 2005 to the persons named in the Summary Compensation Table above. The theoretical values on the date of the grant of stock options granted in 2005 shown below are presented pursuant to SEC rules and are calculated using the Black-Scholes Model for pricing options. The theoretical values of options trading in the stock markets do not necessarily bear a relationship to the compensation cost to the Company or potential gain realized by an executive. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the theoretical values of stock options reflected in this table actually will be realized.

		% of Total
		Options			Grant Date
Name and	Options	Granted	Exercise	Expiration	Theoretical
Date of Option Grant	Granted	to Employees	Price	Date	Value(1)
Chad C. Deaton
01/26/2005	90,000	6.8%	42.60	01/26/2015	$1,074,375
07/27/2005	90,000	6.8%	56.21	07/27/2015	$1,540,602

James R. Clark
01/26/2005	36,000	2.7%	42.60	01/26/2015	$429,750
07/27/2005	36,000	2.7%	56.21	07/27/2015	$616,241

G. Stephen Finley(2)
01/26/2005	25,500	1.9%	42.60	01/26/2015	$304,406
07/27/2005	25,500	1.9%	56.21	07/27/2015	$436,504

Alan R. Crain, Jr.
01/26/2005	16,500	1.2%	42.60	01/26/2015	$196,969
07/27/2005	16,500	1.2%	56.21	07/27/2015	$282,444

Douglas J. Wall
01/26/2005	8,400	0.6%	42.60	01/26/2015	$100,275
07/27/2005	14,750	1.1%	56.21	07/27/2015	$252,488

(1)	The theoretical values on the grant date are calculated under the Black-Scholes Model. The Black-Scholes Model is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors to estimate the option’s theoretical value, including the stock’s historical volatility, the dividend rate, the expected life of the option and risk-free interest rates. The grant date theoretical value assumes a volatility of 35.04%, a dividend yield of 0.95%, a risk-free rate of return of 3.72% and an expected option life of 3.71 years.

(2)	Upon Mr. Finley’s retirement, all of his options will vest with a five-year exercise period from his retirement date.
AGGREGATED OPTION EXERCISES DURING 2005
AND OPTION VALUES AT DECEMBER 31, 2005
          The following table sets forth certain information regarding options the persons named in the Summary Compensation Table above exercised during 2005 and the options those persons held at December 31, 2005. The values of unexercised in-the-money stock options at December 31, 2005, shown below, are presented pursuant to SEC rules. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised.

	Option Exercises		Unexercised Options at December 31, 2005
			Number of Securities		Value of Unexercised
			Underlying Unexercised Options		In-the-Money Options ($) (1)
	Shares Acquired	Value
Name	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Chad C. Deaton	—	$—	25,000	230,000	$434,750	$2,917,000
James R. Clark	57,832	$918,101	39,333	185,668	$1,220,377	$2,581,750
G. Stephen Finley(2)	204,163	$3,603,055	—	130,002	—	$2,591,121
Alan R. Crain, Jr.	151,450	$1,999,233	—	88,002	—	$1,775,451
Douglas J. Wall	34,006	$548,851	56,941	50,152	$1,660,032	$901,380

(1)	Based on the closing price of the Common Stock of $60.78 on December 30, 2005, the last trading day of 2005.

(2)	Upon Mr. Finley’s retirement, all of his options will vest.
LONG-TERM INCENTIVE PLAN
AWARDS GRANTED IN 2006
PERFORMANCE UNITS FOR 2006-2008

			Estimated Future Payouts under Non-Stock Price-Based
			Plans
	Number of Units	Performance	Threshold	Target	Maximum
Name	Awarded (1)	Period Payout	($ or #)	($ or #)	($ or #)
Chad C. Deaton	24,050	December 31, 2008	$601,250	$2,405,000	$4,810,000
James R. Clark	10,000	December 31, 2008	$250,000	$1,000,000	$2,000,000
G. Stephen Finley(2)	—	December 31, 2008	—	—	—
Alan R. Crain, Jr.	5,500	December 31, 2008	$137,500	$550,000	$1,100,000
Douglas J. Wall	4,125	December 31, 2008	$103,125	$412,500	$825,000

(1)	Under the 2002 Director & Officer Long-Term Incentive Plan, each Performance Unit provides the individual an opportunity to earn a cash payment based upon the cumulative Baker Value Added (as that term has been defined by the Performance Unit Agreement) achieved by the Company for the three-year period beginning January 1, 2006 and ending December 31, 2008. Each unit awarded under the Performance Unit Agreement has a target value of $100. However, the actual award payment will be within a range of $25 per unit if a minimum cumulative BVA level is reached for the Performance Period up to $200 per unit if a maximum cumulative BVA is met or exceeded for the Performance Period. If the minimum cumulative BVA level is not reached for the Performance Period, then the award pursuant to the Performance Unit Agreement shall lapse and be forfeited as of December 31, 2008. The Company will pay any amount payable to an individual pursuant to the Performance Unit Agreement to such individual on March 13, 2009, unless otherwise provided under the Terms and Conditions of the Performance Unit Agreement.

(2)	Upon Mr. Finley’s retirement, all of his awards will terminate without payment.
LONG-TERM INCENTIVE PLAN
AWARDS GRANTED IN 2005 AND 2004
PERFORMANCE PLAN FOR 2005-2007 AND 2004-2006

	For 2005-2007 Performance Period		For 2004-2006 Performance Period
	Number of	Performance	Number of	Performance
Name	Target Shares(1)	Period Payout	Target Shares(1)	Period Payout
Chad C. Deaton	31,000	December 31, 2007	17,000	December 31, 2006
James R. Clark	14,500	December 31, 2007	13,993	December 31, 2006
G. Stephen Finley(2)	8,500	December 31, 2007	7,774	December 31, 2006
Alan R. Crain, Jr.	5,000	December 31, 2007	4,664	December 31, 2006
Douglas J. Wall	3,250	December 31, 2007	3,109	December 31, 2006

(1)	Under the Company’s 2002 Director & Officer Long-Term Incentive Plan, individuals may be awarded target shares that subject to the terms and conditions of the plan may entitle the individual to receive shares of Common Stock. If (a) the Company’s total shareholder return for the three-year period ending December 31, 2006 or December 31, 2007 (the “Performance Period”), equals or exceeds the median of the total shareholder returns of the Morgan Stanley Oil Services Index companies for the Performance Period, (b) a Change in Control of the Company has not occurred on or before December 31, 2006, or December 31, 2007 and (c) the executive remains in the active employ of the Company and/or one or more wholly-owned subsidiaries of the Company through the last day of the Performance Period, then the Company will issue to the executive that number of shares of Common Stock equal to (x) the number of shares of Common Stock set forth above as the “Number of Target Shares” for the executive’s performance award, multiplied by (y) the applicable “Percentage Target Earned” factor specified in the table below. If (a) the Company’s total shareholder return for the Performance Period is less than the median of the total shareholder returns of the Morgan Stanley Oil Services Index companies for the Performance Period, and (b) a Change in Control of the Company has not occurred on or before December 31, 2006, or December 31, 2007 then the award will lapse and be forfeited as of December 31, 2006 or December 31, 2007.

(2)	Upon Mr. Finley’s retirement, all of his awards will terminate without payment.

Percentile Rank of the Company’s Total Shareholder Return for the	2005-2007
Performance Period as Compared to the Total Shareholder Returns of	Percentage Target
All Morgan Stanley Oil Services Index Companies	Earned
96th Percentile or more	200%
88th Percentile or more, but less than 95th Percentile	150%
81th Percentile or more, but less than 87th Percentile	125%
74th Percentile or more, but less than 80th Percentile	100%
66th Percentile or more, but less than 73th Percentile	75%
58th Percentile or more, but less than 65th Percentile	50%
50th Percentile or more, but less than 57th Percentile	25%
Less than 50th Percentile	0%

Percentile Rank of the Company’s Total Shareholder Return for the	2004-2006
Performance Period as Compared to the Total Shareholder Returns of	Percentage Target
All Morgan Stanley Oil Services Index Companies	Earned
95th Percentile or more	200%
85th Percentile or more, but less than 95th Percentile	150%
80th Percentile or more, but less than 85th Percentile	125%
70th Percentile or more, but less than 80th Percentile	100%
65th Percentile or more, but less than 70th Percentile	75%
55th Percentile or more, but less than 65th Percentile	50%
50th Percentile or more, but less than 55th Percentile	25%
Less than 50th Percentile	0%
PENSION PLAN TABLE
          Baker Hughes adopted the Baker Hughes Incorporated Pension Plan, effective January 1, 2002, to provide benefits to its U.S. employees. (Employees outside the U.S. are covered under different retirement plans.) Employees who are officers of the Company participate on the same basis as other eligible employees. The Pension Plan is a tax-qualified, defined benefit plan funded entirely by the Company. Under the provisions of the Pension Plan, a cash balance account is established for each participant. Company contributions are made quarterly to the accounts, and the contribution percentage is determined by the employee’s age on the last day of the quarter and is applied to quarterly eligible compensation. In addition to the Company contributions, the cash balance accounts are credited with interest credits based on the balance in the account on the last day of the quarter, using the applicable interest rate provided under section 417(e)(3)(A)(ii)(II) of the Internal Revenue Code of 1986, as amended. The following are the quarterly contribution rates under the Pension Plan:

Age at End of	Percentage
Quarter	Contribution
Under age 35	2.0%
35 – 39	2.5%
40 – 44	3.0%
45 – 49	3.5%
50 and older	4.0%
          An employee is fully vested in his or her Pension Plan account after five years of service. However, regardless of the number of years of service, an employee is fully vested if the employee retires from Baker Hughes at age 65 or later, or upon the employee’s termination of employment due to the death of the employee. In addition, employees of Baker Hughes who were 55 years or older on January 1, 2002, had their prior years of service with Baker Hughes counted in the number of years of service. Employees who are fully vested are eligible for early retirement benefits starting at age 55. Pension Plan benefits in excess of $1,000 may be paid in the form of a single lump sum, a single life annuity, or if an employee is married, a joint and 50% survivor annuity.
          Estimated annual benefits payable upon retirement at normal retirement age (i.e., age 65) under the Baker Hughes Pension Plan to each executive named in this Proxy Statement are reflected in the following table. The retirement benefits in the table are calculated based on the assumptions that each executive officer named in the Summary Compensation Table will remain an employee until age 65 at the base salary shown in the Summary Compensation Table, with no pay increases, cash balances are credited at the rate of 4% per quarter, interest is credited quarterly using the applicable rate at August 1 of the preceding plan year, and the terms of the Pension Plan remain unchanged.

	Approximate Years of	Estimated Annual
	Credited Service at	Benefits Payable at
Named Officer	Anticipated Retirement	Anticipated Retirement
Chad C. Deaton	13	$16,345.76
James R. Clark	13	15,491.97
G. Stephen Finley(1)	14	16,367.64
Alan R. Crain, Jr.	14	17,036.93
Douglas J. Wall	16	19,652.89

(1)	Mr. Finley will not be fully vested upon his retirement and will not receive any benefit under the Pension Plan, but will receive his cash balance account under the prior pension plan and the pension portion of the Supplemental Retirement Plan.
           In addition to the Pension Plan, the Company has a Supplemental Retirement Plan to provide covered executives with the total amount of retirement benefit they would have otherwise received under the Pension Plan but for legislated compensation ceilings in compliance with certain sections of the Internal Revenue Code, which limit retirement benefits payable under qualified plans. In accordance with these legislated ceilings, eligible compensation under the Pension Plan was limited to $210,000 in 2005. The compensation limit is assumed, for purposes of determining estimated benefits shown in the above table, to increase in future years, based on estimated cost-of-living increases applicable to such limit. The ceiling may be adjusted in the future by regulations issued under the Internal Revenue Code. See Footnote (1) to the table under the caption “Summary Compensation Table.”
EMPLOYMENT, CHANGE IN CONTROL AND
INDEMNIFICATION AGREEMENTS
Employment Agreements
           The Company has an employment agreement with Mr. Chad C. Deaton, dated as of October 25, 2004, which provides for the employment of Mr. Deaton for an initial two-year period ending October 25, 2006, with automatic one-year renewals unless either party provides a notice not to extend the employment agreement at least thirteen months prior to the then current expiration date. During the term of the employment agreement, Mr. Deaton is entitled to receive the following, all as established from time to time by the Board of Directors or the Compensation Committee:
•	a base salary;

•	the opportunity to earn annual cash bonuses in amounts that may vary from year to year and that are based upon achievement of performance goals;

•	long-term incentives in the form of equity-based compensation no less favorable than awards made to other senior executives of the Company and that are commensurate with awards granted to CEOs of other public companies of a similar size to the Company; and

•	benefits and perquisites that other officers and employees of the Company are entitled to receive.
          Mr. Deaton’s base salary is to be reviewed at least annually during the term of the employment agreement and may be increased (but not decreased) based upon his performance during the year.
          Upon the termination of Mr. Deaton’s employment due to his Disability (as defined in the employment agreement) or his death, he or his beneficiary is to be paid a lump sum in cash equal to one-half his then base salary for each year (prorated for partial years) during the remaining term of the employment agreement and a lump sum in cash equal to his expected value incentive bonus for the year of termination. Upon termination of Mr. Deaton’s employment by him for Good Reason (as defined in the employment agreement) or by the Company without Cause (as defined in the employment agreement), he is entitled to:

     (i) a lump sum cash payment in an amount equal to two times his then base salary;
     (ii) a lump sum cash payment equal to the expected value of his incentive bonus for the year of termination, prorated to the date of termination;
     (iii) for the remainder of the term of the employment agreement, continuation of certain executive perquisites and medical insurance benefits; and
     (iv) for the remainder of the term of the employment agreement, continued employer contributions to the Company’s Supplemental Retirement Plan.
However, the foregoing benefits are not payable if Mr. Deaton is entitled to benefits under his 2004 Change in Control Agreement discussed below.
          If Mr. Deaton’s employment is terminated by him for any reason other than a Good Reason (as defined in the employment agreement) or by the Company for Cause (as defined in the employment agreement), he is to receive only those vested benefits to which he is entitled under the terms of the employee benefit plans in which he is a participant as of the date of termination and a lump sum amount in cash equal to the sum of (i) his base salary through the date of termination; (ii) any compensation previously deferred by him (together with any accrued interest or earnings thereon) and any accrued vacation pay; and (iii) any other amounts due him as of the date of termination, in each case to the extent not theretofore paid.
          During the term of the employment agreement and for a period of two years following termination of the employment agreement, Mr. Deaton is prohibited from (i) engaging in Competition (as defined in the employment agreement) with the Company and (ii) soliciting customers, employees and consultants of the Company. To the extent any provision is covered by both the employment agreement and the 2004 Change in Control Agreement described and defined below, the 2004 Change in Control Agreement provision so covered will supersede the employment agreement provision.
          Mr. G. Stephen Finley has announced his retirement from the Company on March 31, 2006. In connection with Mr. Finley’s retirement, Mr. Finley entered into a retirement and consulting agreement with the Company pursuant to which Mr. Finley has agreed to assist the Company as a consultant for twelve months commencing April 1, 2006 for a consulting fee of $44,583.33 per month. During the term of the agreement Mr. Finley has agreed to maintain confidentiality and not to compete with the Company. In addition, effective March 31, 2006, all of Mr. Finley’s current and outstanding stock options and shares of restricted stock will vest, and he will be entitled to a bonus payment for years 2005 and 2006.
Change in Control Agreements
          In addition to the employment agreements described above, the Company has entered into change in control agreements (“2004 Change in Control Agreements”) with Messrs. Chad C. Deaton, G. Stephen Finley, James R. Clark, Alan R. Crain, Jr. and Douglas J. Wall (“Named Officers”), as well as nine other officers of the Company. The 2004 Change in Control Agreements provide for payment of certain benefits to these officers as a result of termination of employment following, or in connection with, a Change in Control of the Company. The initial term of the 2004 Change in Control Agreement for Mr. Deaton expires on October 25, 2007. The 2004 Change in Control Agreements for the remaining Named Officers were effective as of January 1, 2006, and the initial term will expire December 31, 2007. After the expiration of the initial term, the 2004 Change in Control Agreements will be automatically extended for successive two-year periods beginning on the day immediately following the expiration date, unless, not later than 18 months prior to the expiration date or applicable renewal date, the Company shall give notice to the Named Officer that the term of the 2004 Change in Control Agreements will not be extended.

          Pursuant to the 2004 Change in Control Agreements, the Company pays severance benefits to an officer if the officer’s employment is terminated following, or in connection with, a Change in Control and during the term unless:
     (i) the Named Officer resigns without Good Reason (as defined in the 2004 Change in Control Agreements);
     (ii) the Company terminates the employment of the Named Officer for Cause (as defined in the 2004 Change in Control Agreements); or
     (iii) the employment of the Named Officer is terminated by reason of death or Disability (as defined in the 2004 Change in Control Agreements).
          If the Named Officer meets the criteria for payment of severance benefits due to termination of employment following a Change in Control during the term as described above, in addition to any benefits he is due under the Company’s employee benefit plans and equity and incentive compensation plans, he will receive the following benefits:
     (a) a lump sum payment equal to three (3) times the Named Officer’s annual base salary in effect immediately prior to (i) the first event or circumstance constituting Good Reason for his resignation, (ii) the Change of Control, or (iii) the Named Officer’s termination of employment, whichever is greatest (his “Highest Base Salary”);
     (b) a lump sum payment equal to the Named Officer’s expected value target percentage for his incentive bonus under the Company’s Annual Incentive Plan for the year in which he terminates employment multiplied by his Highest Base Salary, prorated based upon the number of days of his service during the performance period (reduced by any payments received by the Named Officer under the Company’s Annual Incentive Compensation Plan, as amended, in connection with the Change in Control if the Named Officer’s termination of employment occurs during the same calendar year in which the Change in Control occurs);
     (c) a lump sum payment equal to Named Officer’s expected value target percentage under his bonus for the year in which he terminates employment multiplied by his Highest Base Salary and multiplied by three (3);
     (d) continuation of accident and health insurance benefits for an additional three (3) years;
     (e) a lump sum payment equal to the sum of (i) the cost of the Named Officer’s perquisites in effect prior to his termination of employment for the remainder of the calendar year and (ii) the cost of the Named Officer’s perquisites in effect prior to his termination of employment for an additional three (3) years;
     (f) a lump sum payment equal to the undiscounted value of the benefits the Named Officer would have received had he continued to participate in the Company’s thrift and supplemental retirement and pension plans for an additional three (3) years, assuming for this purpose that:
     (1) the Named Officer’s compensation during that three-year period remained at the levels used for calculating the severance payment described in paragraphs (a) and (c) above, and
     (2) the Named Officer’s contributions to and accruals under those plans remained at the levels in effect as of the date of the Change in Control or the date of termination, whichever is greater;
     (g) eligibility for the Company’s retiree medical program if the Named Officer would have become entitled to participate in that program had he remained employed for an additional three (3) years;
     (h) a lump sum payment equivalent to thirty-six (36) multiplied by the monthly basic life insurance premium applicable to the Named Officer’s basic life insurance coverage on the date of termination;
     (i) outplacement services for a period of three (3) years or, if earlier, until the Named Officer’s acceptance of an offer of employment or in lieu of outplacement services, the Named Officer may elect to receive a cash payment of $30,000; and
     (j) an additional amount (a “gross-up” payment) in respect of excise taxes that may be imposed under the “golden parachute” rules on payments and benefits received in connection with the Change in Control. The gross-up payment would make the officer whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received pursuant to all the Company’s plans, agreements and arrangements (including for example, acceleration of vesting of equity awards).
          In addition to the above, the 2004 Change in Control Agreements provide for full vesting of all stock options and other equity incentive awards upon the occurrence of a Change in Control.
          Pursuant to the 2004 Change in Control Agreements, a “Change in Control” is deemed to occur if:
       (i) the individuals who are Incumbent Directors (as defined in the 2004 Change in Control Agreements) cease for any reason to constitute a majority of the members of the Board;
       (ii) the consummation of a merger of the Company or an affiliate of the Company with another entity, unless the individuals and entities who were the beneficial owners of the voting securities of the Company outstanding immediately prior to such merger own, directly or indirectly, at least 50 percent of the combined voting power of the voting securities of the Company, the surviving entity or the parent of the surviving entity outstanding immediately after such merger;
       (iii) any person, other than a Specified Owner (as defined in the 2004 Change in Control Agreements), becomes a beneficial owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding voting securities;
       (iv) a sale, transfer, lease or other disposition of all or substantially all of the Company’s Assets (as defined in the 2004 Change in Control Agreements) is consummated (an “Asset Sale”), unless:
          (a) the individuals and entities who were the beneficial owners of the voting securities of the Company immediately prior to such Asset Sale own, directly or indirectly, 50 percent or more of the combined voting power of the voting securities of the entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of the Company’s voting securities immediately prior to such Asset Sale; or
          (b) the individuals who comprise the Board immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the entity that acquired such Assets in such Asset Sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or
       (v) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
Indemnification Agreements
          The Company has entered into an indemnification agreement with each of its directors and executive officers. These agreements provide for the Company to, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy the Company chooses, in its discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and shall be in addition to any other rights the indemnitee may have under the Company’s Restated Certificate of Incorporation, Bylaws and applicable law.

COMPENSATION COMMITTEE REPORT
To Our Stockholders
          This report is provided in accordance with SEC rules to inform the Company’s stockholders of the Compensation Committee’s compensation policies for executive officers and the rationale for compensation paid to the Chief Executive Officer of the Company.
          The Compensation Committee consists of five non-employee, independent directors (as defined in Annex A to this Proxy Statement) who have no “interlocking” relationships (as defined by the SEC). The Compensation Committee’s overall goal is to develop executive compensation policies that support the Company’s strategic business objectives and consider current competitive market practices. The Compensation Committee reviews and approves the design of, assesses the effectiveness of and oversees executive compensation programs and other matters. The Compensation Committee also reviews and approves all compensation and incentive programs for senior executives and evaluates CEO performance.
Compensation Philosophy
          The Company’s primary business objective is to maximize stockholder value over the long-term. The Company has developed a comprehensive business strategy that emphasizes financial and organizational performance and continuing market leadership and Best in Class products and services.
          The following compensation policies are intended to facilitate the achievement of the Company’s business strategies:
•	Drive and reward strong business performance which supports the Company’s core values and creates value for stockholders and competitive compensation for executives.

•	Provide senior executives a significant percentage of total pay that is at-risk compensation to ensure management is focused on the long-term interests of stockholders while balancing short- and long-term business goals.

•	Encourage executives to maintain significant stock holdings to align interests with those of stockholders and require senior executive officers to own from two to five times their base salary in Company Common Stock.

•	Design competitive total compensation and rewards which enhance the Company’s ability to attract and retain knowledgeable and experienced executives.

•	Target compensation and incentive levels that reflect competitive market practices.
          An independent compensation consultant provides competitive market data which includes current compensation and benefit trends. The consultant reviews and provides survey data to the Committee to compare the Company’s executive compensation with compensation levels at companies in peer and general industry groups. The Compensation Committee reviews and approves the selection of companies used for compensation comparison purposes.
          The companies in the S&P 500 Oil and Gas Equipment and Services Index in the Performance Graph included in this Proxy Statement are included in the group of companies used by the Company for compensation comparisons. The Committee believes the Company’s market for both compensation comparison and executive talent purposes consists of companies with national and international business operations and similar sales volumes, employment levels and operations in comparable lines of business.
          The key components of the executive compensation program are base salary, annual and long-term incentives and benefits. All executive officers are also entitled to participate in the Company’s executive benefit and perquisite plans.

          The Compensation Committee regularly reviews all elements of an executive’s total compensation package. Total compensation opportunity is targeted between the 50th and 75th percentile based on performance. Executives can be rewarded at the upper end of the range based on individual or company performance, as well as the executive’s experience and expertise.
          Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the Company’s Chief Executive Officer and its four other highest paid executive officers, unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. The Company has qualified certain compensation paid to executive officers for deductibility under Section 162(m), including certain compensation expense related to options granted pursuant to the Company’s 1993 Stock Option Plan, and certain options and other long-term performance-based stock or cash awards granted pursuant to the Company’s Long-Term Incentive Plan and the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan. The Company may from time to time pay compensation to its executive officers that may not be deductible including discretionary bonuses, or other types of compensation, outside of the Baker Hughes Incorporated Annual Incentive Compensation Plan as amended and restated.
Base Salaries
          Executive base salaries are targeted at median levels of the peer and general industry group. Base salaries are determined by evaluating an executive’s level of responsibility and experience, company-wide performance and internal and external equity.
          After evaluating the competitive market data, increases to base salaries, if any, are driven primarily by individual performance. Individual performance considers the executive’s efforts in achieving business results; promoting the Company’s core values and keys to success; continuing educational and management training; improving product quality; developing relationships with customers, suppliers and employees; and demonstrating leadership abilities among co-workers.
          In setting the base salary of Mr. Deaton for fiscal year 2005, the Compensation Committee reviewed the compensation of chief executive officers from a group of comparator companies and with comparable levels of experience. Based on this evaluation and analysis by outside advisors, the Compensation Committee established a base salary of $925,000 for Mr. Deaton. Mr. Deaton’s salary will be reviewed on an ongoing basis using comparable data. In the future, the Compensation Committee expects to also consider a review of Mr. Deaton’s performance, including a review of the Company’s financial performance during the previous fiscal year with respect to revenue growth, expense control, net income and earnings per share in setting Mr. Deaton’s salary. Members of the Board of Directors that are not part of the Compensation Committee will also be given the opportunity to review Mr. Deaton’s performance each year and provide input to the Compensation Committee with respect to both past performance and performance goals and objectives for the upcoming year.
Annual Incentives
          The 1995 Employee Annual Incentive Compensation Plan, as amended and restated (the “Restated Plan”), provides executives with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit and individual performance goals.
          Each year, the Compensation Committee establishes specific goals relating to each executive’s bonus opportunity. Executives are assigned threshold, target and overachievement bonus levels based on a percentage of their base salary. The percentages have been established based on competitive practices of the comparator group. Executives earn bonuses based on achievements of the extent to which pre-established goals are achieved. Bonus awards may be adjusted to differentiate performance among executives. However, no bonus is paid unless predetermined threshold performance levels are reached. If overachievement status is reached and surpassed, bonus awards earned over this level are paid to the executive over a two-year period.
          Performance goals are approved each year by the Compensation Committee and are based upon financial and/or strategic objectives of the Company. During fiscal year 2005, the corporate objective was based on (i) earnings per share and (ii) Baker Value Added, a Company metric that measures our operating profit after tax less the cost of capital employed as a measure of the value we create for our stockholders. Baker Value Added integrates the profit and loss results and balance sheet investments of the Company by assuring that the cost of any capital used to earn those profits is fully taken into account. Where executives have business unit responsibilities, a portion of the goal may be based on financial performance measures that support business unit performance. This portion varies with the position of each individual and the particular objectives of the Company.
          Performance targets are established by the Compensation Committee at levels that are achievable, but require above-average performance from each executive. Target bonus awards range from 45% to 100% of base salary.
          Each of the named executive officers received an annual bonus based on their contribution to the 2005 financial performance.
            The Restated Plan was amended and restated in January 2006. Under the Restated Plan, the maximum annual award is increased from $1,000,000 to $4,000,000, specific provisions are included to provide for the deferral of payment of any award earned over the overachievement level set by the Committee and other amendments made to comply with the American Jobs Creation Act. The performance criteria under the Restated Plan is being submitted to the stockholders for approval in order to continue the qualification of the Restated Plan as generally providing for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. A copy of the Restated Plan is attached as Annex F to this Proxy Statement.
          In addition to the bonus of $1,000,000 each earned under the Restated Plan for fiscal year 2005 performance, in February 2006 Mr. Deaton and Mr. Clark each were awarded an additional discretionary bonus of $1,036,576 and $178,630, respectively, outside of the Restated Plan. The additional discretionary bonus was paid in recognition of the efforts of Mr. Deaton and Mr. Clark during fiscal year 2005 and their contributions to the financial results of the Company during that period. A portion of the additional discretionary bonus paid to Mr. Deaton and Mr. Clark will be paid in 2007 and 2008.
Long-Term Incentives
          Long-term incentives comprise the largest portion of an executive’s total compensation package, supporting the Company’s commitment to provide a total compensation package that favors at-risk pay. The Compensation Committee’s objective is to provide executives with long-term incentive award opportunities that are consistent with grants made within the comparator groups.
          Long-term incentive award guidelines are determined using competitive market references for each executive position and the individual performance of each executive. Long-term incentives are provided pursuant to the Company’s long-term incentive plans.
          The Committee determined that, beginning in 2005, equity awards would be made in shares of restricted stock (or restricted stock units in some jurisdictions) in addition to fixed-price stock options. Restricted stock awards or units (collectively, “restricted stock”) generally vest pro rata over three years after the date of the award.
          Stock options are granted at an option price equal to the fair market value of the Common Stock on the date prior to the date of grant. Vesting for stock options is generally pro rata over three years after the date of grant. Stock options have value if the stock price appreciates after the date the options are granted.
          The Compensation Committee determines the total stock options and restricted stock that will be made available to the Company’s executives, as well as the size of individual grants for each senior executive. The amounts vary each year and are based upon what the Compensation Committee believes is appropriate after consideration of the data provided by the independent compensation consultant as well as the executive’s total compensation package.
          In fiscal year 2005, the Compensation Committee awarded grants of stock options and restricted stock to certain of the Company’s senior executives, including Messrs. Deaton, Clark, Finley, Crain and Wall to furnish an incentive for top performance for the mutual benefit of the employees, the Company and stockholders. In addition, in 2005 Mr. Wall received an award of 16,000 restricted shares of Common Stock. Mr. Wall’s award vests 25 percent on each of February 28, 2007 and 2008 with the remaining 50 percent vesting on February 28, 2009.

          In 2002, the Compensation Committee and the Company’s Board of Directors approved, subject to stockholder approval, the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan (the “2002 D&O Plan”) for performance-related awards for senior executives in order to maintain a strong link to stockholders and to provide a more balanced long-term incentive program. The Company’s stockholders approved this plan in April 2002.
          In 2005, the Compensation Committee approved performance-related awards for senior executives under the 2002 D&O Plan. If the Company’s total shareholder return for the three-year period ending December 31, 2007 equals or exceeds the median of the total shareholder returns of the Morgan Stanley Oil Services Index companies (28 comparators) for the period, the Company will issue shares of Common Stock equal to the participant’s number of target shares of Common Stock for the performance award multiplied by the applicable percentage target earned factor for the Morgan Stanley Oil Services Index companies.
          In June 2005, the Committee entered into an engagement with a separate independent executive compensation consultant for the purpose of reviewing the Company’s long-term incentive compensation program. The Committee received and reviewed the recommendations from the consultant in December 2005, which the Committee has taken into consideration in its overall compensation program. Based upon the advice of the consultant, the mix of long-term incentives to award executives in 2006 will include stock options, restricted stock and performance units. Performance units will be paid in cash and are based on a cumulative Baker Value Added target over a three-year period.
          Performance unit targets for Baker Value Added were established by the Compensation Committee with assistance from an independent consultant. Executives were assigned entry level, expected value and overachievement levels of the Baker Value Added metric. No payout shall be made unless predetermined threshold performance levels are reached. If the overachievement level is surpassed, resulting payouts will be capped at the amount payable for the overachievement level.
Summary
          The Compensation Committee believes the executive compensation program provides a competitive total compensation opportunity with a significant performance orientation. The annual incentive plan is designed to evaluate and reward achievement of specific objectives that drive the success of the Company. The long-term incentive awards link executives directly to stockholders and reward the Company’s executives for continuing positive stock performance on an absolute and relative basis.
H. John Riley, Jr. (Chairman)
Larry D. Brady
Edward P. Djerejian
Claire W. Gargalli
Charles L. Watson
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Company’s Compensation Committee consists of Messrs. Riley, Brady, Djerejian and Watson and Ms. Gargalli, all of whom are non-employee directors. None of the Compensation Committee members has served as an officer of the Company, and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity, which has an executive officer serving as a member of the Company’s Board of Directors.
CORPORATE PERFORMANCE GRAPH
          The following graph compares the yearly percentage change in the Company’s cumulative total stockholder return on its Common Stock (assuming reinvestment of dividends into Common Stock at the date of payment) with the cumulative total return on the published Standard & Poor’s 500 Stock Index and the cumulative total return on Standard & Poor’s 500 Oil and Gas Equipment and Services Index over the preceding five-year period. The following graph is presented pursuant to SEC rules. The Company believes that while total stockholder return is an important corporate performance indicator, it is subject to the vagaries of the market. In addition to the creation of stockholder value, the Company’s executive compensation program is based on financial and strategic results and the other factors set forth and discussed above in the “Compensation Committee Report.”
Comparison of Five-Year Cumulative Total Return*

Baker Hughes Incorporated; S&P 500 Index and S&P 500 Oil and Gas Equipment and Services Index

	2000	2001	2002	2003	2004	2005
Baker Hughes	$100.00	$88.85	$79.60	$80.77	$108.46	$155.94
S&P 500	100.00	88.11	68.64	88.33	97.94	102.75
S&P Oil and Gas Drilling and Equipment	100.00	66.56	58.92	73.50	96.91	143.98

*	Total return assumes reinvestment of dividends on a quarterly basis.
          The comparison of total return on investment (change in year-end stock price plus reinvested dividends) assumes that $100 was invested on December 31, 1999 in Baker Hughes Common Stock, the S&P 500 Index and the S&P 500 Oil and Gas Equipment and Services Index.
AUDIT/ETHICS COMMITTEE REPORT
          The Audit/Ethics Committee is comprised of five members, each of whom is independent, as defined by the standards of the NYSE, the rules of the SEC, and under the Company’s Policy for Director Independence (attached as Annex A to this Proxy Statement). Under the Charter of the Audit/Ethics Committee (attached as Annex B to this Proxy Statement), the Audit/Ethics Committee assists the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function and the review and pre-approval of the current year audit and non-audit fees with the Company’s independent auditor. The Audit/Ethics Committee also oversees the Company’s policies with respect to risk assessment and risk management and compliance programs relating to legal and regulatory requirements.
          During the year ended December 31, 2005, the Audit/Ethics Committee held eight meetings and otherwise met and communicated with management and with Deloitte & Touche LLP, the Company’s Independent Auditor for

2005. Deloitte & Touche discussed with the Audit/Ethics Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit/Ethics Committee also discussed with Deloitte & Touche its independence from the Company and received the written disclosures and the letter from Deloitte & Touche concerning independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit/Ethics Committee also reviewed the provision of services by Deloitte & Touche not related to the audit of the Company’s financial statements and not related to the review of the Company’s interim financial statements as it pertains to the independence of Deloitte & Touche. Deloitte & Touche also periodically reported the progress of its audit of management’s assessment of the Company’s internal control over financial reporting.
          The Audit/Ethics Committee reviewed and discussed with management the Company’s financial results prior to the release of earnings. In addition, the Audit/Ethics Committee reviewed and discussed with management, the Company’s internal auditors and Deloitte & Touche the interim financial information included in the March 31, 2005, June 30, 2005 and September 30, 2005 Form 10-Qs prior to their being filed with the SEC. The Audit/Ethics Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2005 with management, the Company’s internal auditors and Deloitte & Touche. Deloitte & Touche informed the Audit/Ethics Committee that the Company’s audited financial statements are presented fairly in conformity with generally accepted accounting principles. The Audit/Ethics Committee also monitored and reviewed the Company’s procedures and policies relating to the requirements of Section 404 of the Sarbanes-Oxley Act and related regulations.
          Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit/Ethics Committee, the Audit/Ethics Committee recommended to the Board of Directors, and the Board has approved, that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
James F. McCall (Chairman)
Clarence P. Cazalot, Jr.
Anthony G. Fernandes
James A. Lash
J. Larry Nichols
PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT AUDITOR
          The Audit/Ethics Committee has selected the firm of Deloitte & Touche LLP as our Independent Auditor to audit the Company’s books and accounts for the year ending December 31, 2006. Deloitte & Touche served as our Independent Auditor for fiscal year 2005. While the Audit/Ethics Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of Deloitte & Touche as our principal Independent Auditor. If the stockholders fail to ratify the selection, the Audit/Ethics Committee will reconsider whether to retain Deloitte & Touche and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit/Ethics Committee may, in its discretion, direct the appointment of a different independent auditor at anytime during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.
          Deloitte & Touche’s representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our stockholders.
Recommendation of the Board of Directors
          Your Board of Directors recommends a vote “FOR” ratification of the selection of Deloitte & Touche LLP as the Company’s Independent Auditor for 2006.

FEES PAID TO DELOITTE & TOUCHE LLP
          Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte Entities”) billed or will bill the Company or its subsidiaries for the aggregate fees set forth in the table below for services provided during 2005 and 2004. These amounts include fees paid or to be paid by the Company for (i) professional services rendered for the audit of the Company’s annual financial statements and review of quarterly financial statements, audit services related to Management’s Report on Internal Control over Financial Reporting and audit services related to the effectiveness of the Company’s internal control over financial reporting, (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, (iii) professional services rendered for tax compliance, tax advice, and tax planning and (iv) products and services provided by Deloitte Entities.

	2005	2004
	(in millions)	(in millions)
Audit fees	$11.0	$10.6
Audit-related fees	0.0	0.2
Tax fees	1.0	1.1

Total	$12.0	$11.9
          Audit fees include fees related to the audit of the Company’s annual financial statements, review of quarterly financial statements, audit of Management’s Report on Internal Controls as required by Section 404 of SOX and audit services related to the effectiveness of the Company’s internal control over financial reporting.
          Audit-related fees for 2004 relate primarily to non-audit assistance with regulatory filings and related matters, assistance with an internal control assessment program, non-audit work related to the implementation of Section 404 of SOX, training services and miscellaneous other minor services.
          Tax fees are primarily for the preparation of income, payroll, value added and various other miscellaneous tax returns in 29 of the more than 90 countries where the Company operates. The Company also incurs local country tax advisory services in these countries. Examples of these kinds of services are assistance with audits by the local country tax authorities, acquisition and disposition advice, consultation regarding changes in legislation or rulings and advice on the tax effect of other structuring and operational matters.
          In addition to the above services and fees, Deloitte Entities provide audit and other services to various Company sponsored employee benefit plans which fees are incurred by and paid by the respective plans. Fees paid to Deloitte Entities for these services totaled approximately $0.3 million in 2005 and $0.2 million in 2004.
Pre-Approval Policies and Procedures
          The Audit/Ethics Committee has adopted guidelines for the pre-approval of audit and permitted non-audit services by the Company’s Independent Auditor. The Audit/Ethics Committee will consider annually and, if appropriate, approve the provision of audit services by its Independent Auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit/Ethics Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. The “Guidelines for Pre-Approval of Audit and Non-Audit Fees of the Independent Auditor” adopted by the Audit/Ethics Committee on January 27, 2004 is attached as Annex G to this Proxy Statement. Any proposed engagement with estimated non-audit fees of $15,000 or more that does not fit within the definition of a pre-approved service are presented to the Chairman of the Audit/Ethics Committee for pre-approval. The Chairman of the Audit/Ethics Committee will report any specific approval of services at its next regular meeting. The Audit/Ethics Committee will review a summary report detailing all services being provided to the Company by its Independent Auditor. All of the fees and services described above under “audit fees,” “audit-related fees” and “tax fees” were approved under the Guidelines for Pre-Approval of Audit and Non-Audit Fees of the Independent Auditor and pursuant to Section 202 of SOX.

PROPOSAL NO. 3
APPROVAL OF THE PERFORMANCE CRITERIA FOR AWARDS UNDER THE
BAKER HUGHES INCORPORATED ANNUAL INCENTIVE
COMPENSATION PLAN
Background
          The Company’s stockholders are being asked to approve the performance criteria that may apply to annual performance bonuses granted under the Baker Hughes Incorporated 1995 Employee Annual Incentive Compensation Plan, as amended and restated in January 2006 (the “Restated Plan”). This approval is necessary to generally preserve the Company’s federal income tax deduction for performance-based compensation paid to certain executive officers under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
          In 1995 the Board of Directors adopted, and the stockholders approved, the Restated Plan, which prior to the current amendment and restatement provided for cash bonuses for key employees of the Company and its affiliates based upon the achievement of performance goals for the year. The performance criteria for bonuses under the Restated Plan were subsequently approved at the 2001 stockholders meeting in order to continue the qualification of the Restated Plan under Section 162(m) of the Code.
          The Restated Plan provides officers of the Company with performance incentives that are designed to align the interests of the officers, currently approximately 25, with those of the Company’s stockholders.
          The Restated Plan is administered by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), which is composed of non-employee independent directors. The Compensation Committee has exclusive authority to (i) select the participants each year, (ii) establish award opportunities for each participant, (iii) establish the performance goals for each participant, and (iv) determine the extent to which the performance goals have been attained.
Section 162(m) of the Code
          Section 162(m) of the Code imposes an annual deduction limit of $1,000,000 on the amount of compensation paid to each of the chief executive officer and the four other highest compensated officers. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m) of the Code. The requirements of Section 162(m) of the Code for performance-based compensation include stockholder approval of the material terms of the performance goals under which the compensation is paid. The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal. Although the Company’s stockholders previously approved the performance criteria under the Restated Plan, Section 162(m) requires that performance criteria under plans such as the Restated Plan be approved by the Company’s stockholders every five years in order to meet the performance-based compensation exception to the limitation on deductions. The stockholder approval of the performance criteria under the Restated Plan serves the purpose of ensuring the tax deductibility of any awards under the Restated Plan.
Performance Criteria
          The following summary of the material features of the performance criteria for awards under the Restated Plan is qualified by reference to the copy of the Restated Plan which is attached as Annex F to this Proxy Statement.
          Performance bonuses may be granted under the Restated Plan to key employees of the Company and its affiliates who are in a position to significantly contribute to the growth and profitability of the Company and/or its affiliates.
          Under the Restated Plan, performance bonuses are subject to the satisfaction of one or more performance goals during the applicable calendar year performance period. Performance goals for awards will be determined by the Compensation Committee and will be designed to support the Company’s business strategy and align participants’ interests with stockholder interests. Performance goals will be based on one or more of the following business criteria: Profit After Tax (as defined in the Restated Plan), Baker Value Added (as defined in the Restated

Plan), earnings per share, total shareholder return, cash return on capitalization, increased revenue, revenue ratios, net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, and cost ratios. In the case of a participant other than a covered employee (within the meaning of Section 162(m) of the Code), up to 25 percent of his or her expected value bonus opportunity may be based on nonfinancial, subjective performance goals.
Achievement of the goals may be measured:
•	individually, alternatively, or in any combination;

•	with respect to the Company, one or more business units, or any combination of the foregoing;

•	on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods, or to other external measures; and

•	including or excluding items determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the acquisition or disposal of a business, or related to a change in accounting principle, in each case based on Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30), or other applicable accounting rules, or consistent with the Company’s policies and practices for measuring the achievement of performance goals on the date the Committee establishes the goals.
          The Compensation Committee may, in its discretion, decrease the amount payable under any award. The Compensation Committee may, in its discretion, increase the amount payable under an award to a participant who is not a covered employee (as defined in Section 162(m) of the Code). The Compensation Committee may not increase the amount payable under an award to a participant who is a covered employee (as defined in Section 162(m) of the Code).
          Under the Restated Plan, effective with the 2006 annual performance period, the maximum annual performance bonus that may be granted under the Restated Plan is $4,000,000.
          No performance bonuses will be paid under the Restated Plan for the 2006 performance period or subsequent annual performance periods unless the Company’s stockholders approve this Proposal No. 3. For further information regarding compensation to executive officers and this Restated Plan see “Compensation Committee Report.”
          For equity compensation plan information, see Pages 70 through 72 in the Form 10-K attached to this Proxy Statement.
Recommendation of the Board of Directors
          Your Board of Directors recommends a vote “FOR” approval of the performance criteria for performance bonuses under the Restated Plan. If you do not vote against or abstain from voting on the proposal, your proxy will be voted “FOR” approval of the proposal. Abstentions will be counted as shares entitled to vote on the proposal and will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will be counted for purposes of establishing a quorum, but will not be treated as a share entitled to vote on the proposal. This will have the effect of reducing the absolute number of shares necessary to approve the proposal.

STOCKHOLDER PROPOSAL NO. 1
REGARDING VOTING UNDER THE COMPANY’S DELAWARE CHARTER
The Board of Directors Unanimously Recommends
a Vote AGAINST This Proposal
          The following proposal was submitted to Baker Hughes by Nick Rossi (with an address of P.O. Box 249, Boonville, California 95415 and a legal proxy to Mr. John Chevedden and/or his designee, with an address of 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278) who is the owner of 1,000 shares of the Company’s Common Stock, and is included in this Proxy Statement in compliance with SEC rules and regulations. The proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.
SHAREHOLDER PROPOSAL AND SUPPORTING STATEMENT:
1 – Adopt Simple Majority Vote
RESOLVED: Shareholders recommend that our Board of Directors take each step necessary for a simple majority vote to apply on each issue that can be subject to shareholder vote to the greatest extent possible.
Nick Rossi, P.O. Box 249, Boonville, Calif. 95415 submitted this proposal.
      75% yes-vote
This topic won a 75% yes-vote average at 7 major companies in 2004. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic.
      End Potential Frustration of the Shareholder Majority
Our current rule allows a small minority to frustrate the will of our shareholder majority. For example, in requiring a 75% vote to make key governance changes, if 74% vote yes and only 1% vote no – only 1% could force their will on the overwhelming 74% majority.
This proposal does not address a majority vote standard in director elections which is gaining increased support as a separate topic.
     Progress Begins with One Step
It is important to take a step forward in corporate governance and adopt the above RESOLVED statement since our 2005 governance standards were not impeccable. For instance in 2005 it was reported (and certain corresponding concerns are noted):
• We had no Independent Chairman – Independent oversight concern.
• An awesome 75% shareholder vote was required to make certain key changes – Entrenchment concern.
• Cumulative voting was not permitted.
• Poison Pill: In response to a 2003 shareholder proposal, Baker Hughes adopted a policy requiring poison pill shareholder approval, but allowing the board to override the policy and adopt a pill anyway without shareholder approval. According to The Corporate Library, an independent investment research firm in Portland, Maine, this “override” provision undermines the shareholder approval requirement.
• In May 2005 our Board made it more difficult for shareholders to fill vacancies on the board.
      One Step Forward
The above practices reinforce the reason to take one step forward and adopt simple majority vote.
Adopt Simple Majority Vote
Yes on 1

STATEMENT OF THE BOARD OF DIRECTORS AND MANAGEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL NO. 1
          Your Board of Directors is committed to the long-term best interests of all stockholders. A simple majority vote requirement already applies to most corporate matters involving the Company. The Board believes the Company’s existing use of a higher voting requirement in specific situations is prudent and appropriately limited in scope. Our Restated Certificate of Incorporation (“Certificate”) and Bylaws require a higher stockholder voting threshold only for fundamental corporate matters involving certain (i) business combinations, (ii) amendments to our Certificate and (iii) amendments to our Bylaws. We strongly believe that these voting requirements accord with good governance and serve the best interests of all stockholders. The Company disagrees with many of the statements included in the proposal, including statements regarding the Company’s corporate governance practices. The Company has been named in Institutional Investor magazine’s inaugural ranking of America’s most shareholder-friendly companies. In addition, the Company has received high governance ratings from Institutional Shareholder Services, Governance Metrics and The Corporate Library.
          The Certificate requires approval of at least 75% of the outstanding shares of voting stock, including the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of voting stock not owned by a related person, for the authorization of any business combination between the Company and a related person. The 75% voting requirement is not applicable if certain procedural and other requirements are met. This protects stockholders against self-interested actions by one or a few large stockholders. The Company’s charter documents also require approval of at least 75% of all shares of stock of the Company entitled to vote in the election of directors before changes to certain provisions of the Certificate and certain amendments to the Company’s Bylaws can be made, including stockholder amendments to the Bylaws, stockholder meetings, director liability, Board structure, certain business combinations and cumulative voting. These voting requirements do not preclude changes to these corporate governance provisions, but ensure that fundamental changes can only be made with a broad consensus of stockholders. As outlined in the Corporate Governance section of this Proxy Statement, the Company’s governance policies and practices comply with best governance practices and all requirements of the NYSE and SEC corporate governance standards.
          Your Board believes that the voting provisions as currently contained in the Certificate and Bylaws are necessary to preserve the fundamental framework of the Company’s governance structure. The Company’s prudent and limited use of such voting requirements has and continues to effectively safeguard the best interests of our stockholders, and we therefore recommend a vote against this Proposal.
Recommendation of the Board of Directors
          Your Board of Directors recommends a vote “AGAINST” approval of Stockholder Proposal No. 1 on majority voting.
ANNUAL REPORT
          The 2005 Annual Report on Form 10-K of the Company, which includes audited financial statements for the fiscal year ended December 31, 2005, accompanies this Proxy Statement; however, that report is not part of the proxy soliciting information.
INCORPORATION BY REFERENCE
          To the extent that this Proxy Statement is incorporated by reference into any other filing by Baker Hughes under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report,” “Audit/Ethics Committee Report” (to the extent permitted by the rules of the SEC) and “Corporate Performance Graph,” as well as the annexes to this Proxy Statement, will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

STOCKHOLDER PROPOSALS
          Proposals of stockholders intended to be presented at the 2007 Annual Meeting must be received by the Company by November 15, 2006 to be properly brought before the 2007 Annual Meeting and to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting. Such proposals should be mailed to the Corporate Secretary, c/o Baker Hughes Incorporated 3900 Essex Lane, Suite 1200, Houston, Texas 77027-5177. Nominations of directors by stockholders must be received by the Chairman of the Governance Committee of the Company’s Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or the Corporate Secretary, c/o Baker Hughes Incorporated 3900 Essex Lane, Suite 1200, Houston, Texas 77027-5177 between October 16, 2006 and November 15, 2006 to be properly nominated before the 2007 Annual Meeting, although the Company is not required to include such nominees in its Proxy Statement.
OTHER MATTERS
          The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

ANNEX A
BAKER HUGHES INCORPORATED
POLICY FOR DIRECTOR INDEPENDENCE,
AUDIT/ETHICS COMMITTEE MEMBERS
AND
AUDIT COMMITTEE FINANCIAL EXPERT
INDEPENDENCE
I. Introduction
     A member of the Board of Directors (“Board”) of Baker Hughes Incorporated (“Company”) shall be deemed independent pursuant to this Policy of the Board, only if the Board affirmatively determines that (1) such director meets the standards set forth in Section II below, and (2) the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.
     Each director of the Company’s Audit/Ethics Committee, Governance Committee and Compensation Committee must be independent. A director who is a member of the Company’s Audit/Ethics Committee is also required to meet the criteria set forth below in Section III. These standards shall be implemented by the Governance Committee with such modifications as it deems appropriate.
II. Standards for Director Independence
1. A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.
2. A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation. Compensation received by a director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence under this test.
3. A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.
4. A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.
5. A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of the consolidated gross revenues of such other company employing such executive officer or employee, is not “independent” until three years after falling below such threshold.1

6. The three-year period referred to in paragraphs II.1 through II.5 above will be applied consistent with the New York Stock Exchange’s (“NYSE”) transition rules, which permit a one-year look-back period until November 4, 2004. Accordingly, until November 4, 2004, a one-year period, rather than a three-year period, shall apply to the determination of independence and the application of paragraphs II.1 through II.5 above.
III. Standards for Audit/Ethics Committee Members
1. A director who is a member of the Audit/Ethics Committee other than in his or her capacity as a member of the Audit/Ethics Committee, the Board, or any other Board committee, may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the NYSE provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service) .
     Indirect acceptance of compensatory payments includes: (1) payments to spouses, minor children or stepchildren, or children or stepchildren sharing a household with the member; or (2) payments accepted by an entity in which such member is a partner, member, officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company.
2. A director, who is a member of the Audit/Ethics Committee may not, other than in his or her capacity as a member of the Audit/Ethics Committee, the Board, or any other Board committee, be an affiliated person of the Company or any subsidiary thereof.
3. A member of the Audit/Ethics Committee may not simultaneously serve on the audit committees of more than two other public companies in addition to the Company.
IV. Definitions
     An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s household. When considering the application of the three year period referred to in each of paragraphs II.1 through II.5 above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.
     The “Company” includes any subsidiary in a consolidated group with the Company.
AUDIT/ETHICS COMMITTEE FINANCIAL EXPERT QUALIFICATIONS
     The Company believes that it is desirable that one or more members of the Audit/Ethics Committee possess such qualities and skills such that they qualify as an Audit Committee Financial Expert as defined by the Securities and Exchange Commission (“SEC”).
1.	The SEC rules define an Audit Committee Financial Expert as a director who has the following attributes:
(a)	An understanding of generally accepted accounting principles and financial statements;

(b)	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(c)	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(d)	An understanding of internal controls and procedures for financial reporting; and

(e)	An understanding of audit committee functions.
2.	Under SEC rules, a director must have acquired such attributes through any one or more of the following:
(a)	Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(b)	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(c)	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(d)	Other relevant experience.

1 In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Company need to consider former employment of the director or immediate family member. Charitable organizations shall not be considered “companies” for purposes of this test provided however that the company shall disclose in its annual proxy statement any charitable contributions made by the Company to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues.

ANNEX B
BAKER HUGHES INCORPORATED
CHARTER OF THE
AUDIT/ETHICS COMMITTEE OF THE
BOARD OF DIRECTORS
(as amended and restated October 26, 2005)
     The Board of Directors of Baker Hughes Incorporated (the “Company”) has heretofore constituted and established an Audit/Ethics Committee (the “Committee”) with authority, responsibility and specific duties as described in this Charter. It is intended that this Charter and the composition of the Committee comply with the rules of the New York Stock Exchange (the “NYSE”). This document replaces and supersedes in its entirety the previous Charter of the Committee adopted by the Board of Directors of the Company.
PURPOSE
     The Committee’s purpose is to assist the Board of Directors with oversight of: (i) the integrity of the Company’s financial statements and financial reporting system, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and performance and (iv) the performance of the Company’s internal audit function and independent auditors. The Committee shall also prepare the report of the Committee to be included in the Company’s annual proxy statement, carry out the duties and responsibilities set forth in this Charter and conduct an annual self-evaluation.
COMPOSITION
     The Committee and Chairman of the Committee shall be elected annually by the Board of Directors and are subject to removal pursuant to the terms of the Company’s Bylaws. The Committee shall be comprised of not less than three non-employee Directors who are (i) independent (as defined by Section 10A(m)(3) of the Securities Exchange Act of 1934 and the regulations thereunder and the NYSE) and (ii) financially literate (as interpreted by the Board of Directors in its business judgment). Such Committee members may not simultaneously serve on the audit committee of more than three public companies. At least one member of the Committee shall have accounting or related financial management expertise and at least one member of the Committee shall be an “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”). The audit committee financial expert must have: an understanding of GAAP and financial statements; experience in the (a) preparation, auditing, analyzing or evaluating of financial statements of generally comparable issuers and (b) application of such principles in connection with the accounting for estimates, accruals and reserves; an understanding of internal accounting controls and procedures for financial reporting; and an understanding of audit committee functions. The Committee may, if appropriate, delegate its authority to subcommittees.
PRINCIPAL RESPONSIBILITIES
     The principal responsibilities of the Committee are: (i) to provide assistance to the Board of Directors in fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s internal controls over financial reporting and disclosure controls and procedures and the quality and integrity of the financial statements of the Company; and (ii) to oversee the Company’s compliance programs. The independent auditor is ultimately accountable to the Board of Directors and the Committee, as representatives of the Company’s stockholders, and shall report directly to the Committee; and the Committee has the ultimate authority and direct responsibility to select, appoint, evaluate, compensate and oversee the work, and, if necessary, terminate and replace the independent auditor (subject, if applicable, to stockholder ratification). The Committee shall have authority to conduct or authorize investigations into any matters within its scope of responsibilities.
     The Committee shall have the authority to engage independent counsel and other advisors, as the Committee deems necessary to carry out its duties. The Committee shall have the sole authority to approve the fees paid to any independent advisor retained by the Committee, and the Company shall provide funding for such payments. In addition, the Company must provide funding for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
     The Committee shall review the composition, expertise and availability of the Committee members on an annual basis. The Committee shall also perform a self-evaluation of the Committee and its activities on an annual basis.
     The Committee shall meet in executive session at each regularly scheduled meeting, including separate, private meetings with the independent auditors, internal auditors, general counsel and compliance officer.
     This Charter is intended to be flexible so that the Committee is able to meet changing conditions. The Committee is authorized to take such further actions as are consistent with the following described responsibilities and to perform such other actions as applicable law, the NYSE, the Company’s charter documents and/or the Board of Directors may require. To that end, the Committee shall review and reassess the adequacy of this Charter annually. Any proposed changes shall be put before the Board of Directors for its approval.
With regard to its audit responsibilities, the Committee shall:
(1)	Receive and review reports from the independent auditors pursuant to the Sarbanes-Oxley Act of 2002 (“SOX”) and, on an annual basis, formal written reports from the independent auditors regarding the auditors’ independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), giving consideration to the range of audit and non-audit services performed by them and all their relationships with the Company, as well as a report describing the (i) independent auditors’ internal quality-control procedures; and (ii) material issues raised by the most recent internal quality-control review or Public Company Accounting Oversight Board review, of the independent auditors, or by any inquiry or investigation by governmental professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with such issues. Conduct an active discussion with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors; and, select the independent auditors to be employed or discharged by the Company. Review competence of partners and managers of the independent auditors who lead the audit as well as possible rotation of the independent auditors. The Committee shall establish hiring policies for the Company of employees or former employees of the independent auditors in accordance with the NYSE rules, SOX and as specified by the SEC and review and discuss with management and the independent auditors any proposals for hiring any key member of the independent auditors’ team.

(2)	Prior to commencement of the annual audit, review with management, the internal auditors and the independent auditors the proposed scope of the audit plan and fees, including the areas of business to be examined, the personnel to be assigned to the audit, the procedures to be followed, special areas to be investigated, as well as the program for integration of the independent and internal audit efforts.

(3)	Review policies and procedures for the engagement of the independent auditors to provide audit and non-audit services, giving due consideration to whether the independent auditor’s performance of non-audit services is compatible with the auditor’s independence and review and pre-approve all audit and non-audit fees for such services, subject to the deminimus exception under the Sarbanes-Oxley Act. With the exception of the annual audit, the Committee may delegate to a member of the Committee the authority to pre-approve all audit and non-audit services with any such decision presented to the full Committee at the next scheduled meeting.

(4)	Review with management and independent auditors the accounting and reporting policies and procedures that may be viewed as critical, any improvements, questions of choice and material changes in accounting policies and procedures, including interim accounting, as well as significant accounting, auditing and SEC pronouncements.

(5)	Review with management and the independent auditors any financial reporting and disclosure issues, including material correcting adjustments and off-balance sheet financings and relationships, if any, discuss significant judgment matters made in connection with the preparation of the Company’s financial statements and ascertain that any significant disagreements among them have been satisfactorily resolved, and ascertain that no restrictions were placed by management on implementation of the independent or internal auditors’ examinations. Regularly scheduled executive sessions will be held for this purpose.

•	Review with management, the internal auditors and the independent auditors the results of the annual audit prior to release of the audited financial statements in the Company’s annual report on Form 10-K filed with the SEC, including a review of the MD&A section; quarterly financial statements prior to release in the Company’s quarterly report on Form 10-Q filed with the SEC, including a review of the MD&A section; and have management review the Company’s financial results with the Board of Directors.
(6)	Establish guidelines with respect to earnings releases and financial information and earnings guidance provided to analysts and rating agencies. The Committee may request a prior review of any annual or quarterly earnings release or earnings guidance and delegate to the Chairman of the Committee the authority to review any such earnings releases and guidance.

(7)	Review with the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements and financial reporting system, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.
•	Review guidelines and policies on risk assessment and risk management related to the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
(8)	Annually prepare a report to stockholders included in the Company’s proxy statement (a) stating that the Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; (iii) received a formal written report from the independent auditors concerning the auditors’ independence; and (iv) based upon the review and discussion of the audited financial statements with both management and the independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC and (b) cause the Charter to be included periodically in the proxy statement as required by applicable rules.

(9)	Review actions taken by management on the independent auditors and internal auditors’ recommendations relating to organization, internal controls and operations.
•	Meet separately and periodically with management, the internal auditors and the independent auditors to review the responsibilities, budget and staffing of the Company’s internal audit function, the effectiveness of the Company’s internal controls, including computerized information systems controls, and security. Review the Company’s annual internal audit plan, staffing and budget, and receive regular reports on their activities, including significant findings and management’s actions. Review annually the audit of the travel and entertainment expenses of the Company’s senior management. Review periodically the audit of the travel expenses members of the Company’s Board of Directors.

•	Review membership of Company’s “Disclosure Control and Internal Control Committee” (“DCIC”), the DCIC’s scheduled activities and the DCIC’s quarterly report. Review on an annual basis the DCIC Charter.

•	Receive reports from the CEO and CFO on all significant deficiencies in the design or operation of certain internal controls over financial reporting and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

•	Review reports, media coverage and similar public information provided to analysts and rating agencies, as the Committee deems appropriate.

•	Establish formal procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters, and (iii) the protection of reporting employees from retaliation.

•	The Committee shall annually review with the independent auditors any audit problems or difficulties and management’s response. The Committee must regularly review with the independent auditor any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management. Among the items the Committee may want to review with the auditors are: any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company.
With regard to its compliance responsibilities, the Committee shall:
(10)	Review the management’s monitoring of compliance with the Company’s Business Code of Conduct and Foreign Corrupt Practices Act policy.
•	Review in conjunction with counsel (i) any legal matters that could have significant impact on the organization’s financial statements; (ii) correspondence and material inquiries received from regulators or governmental agencies; and (iii) all matters relating to the ethics of this Company and its subsidiaries.
(11)	Coordinate the Company’s compliance with inquiries from any government officials concerning legal compliance in the areas covered by the Business Code of Conduct and the Foreign Corrupt Practices Act policy.

(12)	Review the Company’s compliance with its environmental policy on an annual basis.

(13)	Respond to such other duties as may be assigned to the Committee, from time to time, by the Board of Directors.
While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles; these are the responsibilities of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations or with Company policies.
MEETINGS
     The Committee will meet at least five times per year as determined by the Board of Directors. Special meetings may be called, as needed, by the Chairman of the Board of Directors or the Chairman of the Committee. The Committee may create subcommittees who shall report to the Committee. In addition, the Committee will make itself available to the independent auditors and the internal auditors of the Company as requested. All meetings of the Committee will be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting will be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors approved by the Committee.

ANNEX C
BAKER HUGHES INCORPORATED
GUIDELINES FOR
MEMBERSHIP ON THE BOARD OF DIRECTORS
     These Guidelines set forth the policies of the Board of Directors (“Board”) of Baker Hughes Incorporated (“Company”) regarding Board membership. These Guidelines shall be implemented by the Governance Committee of the Board with such modifications as it deems appropriate. The Governance Committee will consider candidates based upon:
•	The size and existing composition of the Board

•	The number and qualifications of candidates

•	The benefit of continuity on the Board

•	The relevance of the candidate’s background and experience to issues facing the Company.
1. Criteria for Selection
     In filling director vacancies on the Board, the Governance Committee will strive to:
(A)	Recommend candidates for director positions who will help create a collective membership on the Board with varied experience and perspective and who:
i)	Have demonstrated leadership, and significant experience in an area of endeavor such as business, finance, law, public service, banking or academia;

ii)	Comprehend the role of a public company director, particularly the fiduciary obligations owed to the Company and its stockholders;

iii)	Have relevant expertise and experience, and be able to offer advice and guidance based upon that expertise;

iv)	Have a substantive understanding of domestic considerations and geopolitics, especially those pertaining to the service sector of the oil and gas and energy related industries;

v)	Will dedicate sufficient time to Company business;

vi)	Exhibit integrity, sound business judgment and support for the Core Values of the Company;

vii)	Understand basic financial statements;

viii)	Are independent as defined by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange;

ix)	Support the ideals of the Company’s Business Code of Conduct and are not engaged in any activity adverse to, or do not serve on the board of another company whose interests are adverse to, or in conflict with the Company’s interests;

x)	Possess the ability to oversee, as a director, the affairs of the Company for the benefit of its stockholders while keeping in perspective the interests of the Company’s customers, employees and the public; and

xi)	Are able to exercise sound business judgment.
(B)	Maintain a Board that reflects diversity, including but not limited to gender, ethnicity and experience.
2. Age
The Board will not nominate any person to serve as a director who has attained the age of 72.
3. Audit/Ethics Committee
The Governance Committee believes that it is desirable that one or more members of the Company’s Audit/Ethics Committee possess such qualities and skills such that they qualify as an Audit Committee Financial Expert, as defined by SEC rules and regulations.
4. Significant Change in Occupation or Employment
Any non-employee director who has a significant change in occupation or retires from his or her principal employment or position will promptly notify the Governance Committee. The Governance Committee will determine if it is in the best interests of the Company to nominate such person to serve another term as a director following expiration of the director’s current term.
5. Board Review and Assessments
Each year the members of the Board will participate in a review and assessment of the Board and of each committee. In connection with such reviews, or at any other time, a director with concerns regarding performance, attendance, potential conflicts of interest, or any other concern respecting any other director shall report such concerns to the Chairman of the Governance Committee. The Chairman of the Governance Committee, in consultation with such other directors as he or she deems appropriate will determine how such concerns should be investigated and reported to members of the Governance Committee who are not the director in question (“Disinterested Committee Members”). If the Disinterested Committee Members conclude that the director is not fulfilling his or her duties, they will determine what actions should be taken. Such actions may include, without limitation, the Chairman of the Board or another Board member discussing the situation with the director in question, identifying what steps are required to improve performance, or, if appropriate, requesting that the director resign from the Board.

ANNEX D
BAKER HUGHES INCORPORATED
SELECTION PROCESS FOR
NEW BOARD OF DIRECTORS
CANDIDATES
Baker Hughes Incorporated (“Company”) has established the following process for the selection of new candidates for the Company’s Board of Directors (“Board”). The Board or the Company’s Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.
1.	Chairman/CEO, the Governance Committee, or other Board members identify a need to fill vacancies or add newly created directorships.

2.	Chairman of the Governance Committee initiates search, working with staff support and seeking input from the Board members and senior management, and hiring a search firm or obtaining advice from legal or other advisors, if necessary.

3.	Candidates, including any candidates properly proposed by stockholders in accordance with the Company’s Bylaws that satisfy criteria as described in the Company’s “Guidelines For Membership on the Board of Directors” or otherwise qualify for membership on the Board, are identified and presented to the Governance Committee.

4.	Determine if the Governance Committee members, Board members or senior management have a basis to initiate contact with preferred candidates; or if appropriate, utilize a search firm.

5.	Chairman/CEO and at least one member of the Governance Committee interviews prospective candidate(s).

6.	Full Board to be kept informed of progress.

7.	The Governance Committee meets to consider and approve final candidate(s) (conduct interviews as necessary).

8.	The Governance Committee will propose to the full Board candidates for Board membership to fill vacancies, or to stand for election at the next Annual Meeting of Stockholders.

ANNEX E
BAKER HUGHES INCORPORATED
STOCKHOLDER COMMUNICATIONS
WITH THE
BOARD OF DIRECTORS
In order to provide the stockholders and other interested parties of Baker Hughes Incorporated (“Company”) with a direct and open line of communication to the Company’s Board of Directors (“Board”), the following procedures have been established for communications to the Board.
Stockholders and other interested persons may communicate with any member of the Board, including the Company’s Lead Director, the Chairman of any of the Company’s Governance Committee, Audit/Ethics Committee, Compensation Committee, Finance Committee or with the non-management directors of the Company as a group, by sending such written communication to the following address:
Corporate Secretary
c/o Baker Hughes Incorporated
3900 Essex Lane, Suite 1200
Houston, TX 77027-5177
Stockholders desiring to make candidate recommendations for the Board may do so by submitting nominations to the Company’s Governance Committee, in accordance with the Company’s Bylaws and “Policy and Submission Procedures For Stockholder Recommended Director Candidates” addressed, as above, to the Corporate Secretary, or to:
Chairman, Governance Committee of the Board of Directors
P.O. Box 4740
Houston, TX 77210-4740
Any written communications received by the Corporate Secretary will be forwarded to the appropriate directors.

ANNEX F
BAKER HUGHES INCORPORATED
ANNUAL INCENTIVE COMPENSATION PLAN
(Amendment and Restatement
Adopted by the Board of
Directors on January 26, 2006)
WITNESSETH:
     WHEREAS, effective October 1, 1994, Baker Hughes Incorporated (“Baker Hughes”) previously adopted the Baker Hughes Incorporated 1995 Employee Annual Incentive Compensation Plan (the “Plan”) for the benefit of certain employees of Baker Hughes and affiliates of Baker Hughes;
     WHEREAS, the Plan is a bonus program exempt from coverage under the Employee Retirement Income Security Act of 1974, as amended pursuant to Department of Labor regulation section 2510.3-2(c);
     WHEREAS, Baker Hughes desires to amend and restate the Plan on behalf of itself and on behalf of the other adopting entities; and
     WHEREAS, Baker Hughes desires to change the name of the Plan;
     NOW THEREFORE, the name of the Plan is changed to the “Baker Hughes Incorporated Annual Incentive Compensation Plan” and the Plan is hereby amended and restated in its entirety as follows, effective as of January 1, 2005 except insofar as a later effective date is expressly specified.
BAKER HUGHES INCORPORATED
ANNUAL INCENTIVE COMPENSATION PLAN
(As Amended and Restated
Effective January 1, 2005)
ARTICLE I
DEFINITIONS AND CONSTRUCTION
     1.01 Definitions. The words and phrases defined in this Article shall have the meaning set out in the definition unless the context in which the word or phrase appears reasonably requires a broader, narrower or different meaning.
     “Account(s)” means all ledger accounts pertaining to a Participant or former Participant which are maintained by the Plan Administrator to reflect the Employer’s obligation to the Participant or former Participant under the Plan. The Plan Administrator shall establish the following subaccounts and any additional subaccounts that the Plan Administrator considers necessary to reflect the entire interest of the Participant or former Participant under the Plan. Each of the subaccounts listed below and any additional subaccounts established by the Plan Administrator shall reflect credits and debits made to such subaccounts for earnings, distributions and forfeitures:
     (a) Banked Account – the Participant’s or former Participant’s banked Final Award for a given Performance Period.
     (b) Unbanked Account – the Participant’s or former Participant’s Final Award for a given Performance Period that is not banked pursuant to Article V.

     “Affiliate” means any entity which is a member of the same controlled group of corporations within the meaning of section 414(b) of the Code or which is a trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code), which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) with Baker Hughes.
     “Applicable Interest Rate” means the 10-year U.S. Treasury rate plus 25 basis points (0.25%).
     “Award Opportunity” has the meaning specified in Section 3.01 of the Plan.
     “Baker Hughes” means Baker Hughes Incorporated, a Delaware corporation.
     “Baker Value Added” and “BVA” mean, with respect to a Performance Period, the amount calculated under the following formula:
[[(a) + (b) + (c)] x (1 – (d))] – (e)
where (a) is the Profit Before Tax of the Company for the Performance Period, (b) is the net interest expense of the Company for the Performance Period, (c) is the goodwill and non-compete amortization of the Company for the Performance Period, (d) is the Tax Rate for the Performance Period and (e) is the Capital Charge determined for the Company for the Performance Period. For this purpose, “Average Adjusted Net Capital Employed” means the sum of the Monthly Adjusted Net Capital Employed during the Performance Period divided by 12; “Capital Charge” means Average Adjusted Net Capital Employed multiplied by the Cost of Capital; “Company” means Baker Hughes and all of its Affiliates in which Baker Hughes directly or indirectly has a capital investment, or one or more business units of Baker Hughes and its Affiliates, as specified in the written Award Opportunities; “Cost of Capital” means the weighted average after-tax cost of debt and cost of equity for the Company for the Performance Period; “Cost of Sales” means the cost of products sold and the cost of providing services, including personnel costs, repair and maintenance costs, freight/custom, depreciation and other costs (e.g., commission and royalty) directly relating to the service provided; “Monthly Adjusted Net Capital Employed” means the capital employed by the Company during a month of the Performance Period plus accumulated goodwill amortization plus the value of significant operating leases; “Operating Expenses” means costs incurred in non-manufacturing areas to provide products and services to customers (e.g., finance and administrative support) during the Performance Period; “Profit Before Tax” means the revenue of the Company for the Performance Period minus the Cost of Sales of the Company for the Performance Period minus the Operating Expenses of the Company for the Performance Period minus net interest expense of the Company for the Performance Period; and “Tax Rate” means the effective tax rate for the Company determined in a manner consistent with Baker Hughes tax policies and practices in effect on the date hereof.
     “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to the term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
     “Beneficiary” means the person or persons, or the trust or trusts created for the benefit of a natural person or persons or the Participant’s estate, designated by the Participant to receive the benefits payable under the Plan upon his death in accordance with the beneficiary designation procedures specified in Section 9.03.
     “Board” means the Board of Directors of Baker Hughes.
     “Cause” means (i) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Employer (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Committee, which demand specifically identifies the manner in which the Committee believes that the Participant has not substantially performed the Participant’s duties, or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to Baker Hughes or any of the Affiliates, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (A) no act, or failure to act, on the Participant’s part shall be deemed “willful” if done, or omitted to be done, by the Participant in good faith and with reasonable belief that the act, or failure to act, was in the best interest of the Employer and (B) in the event of a dispute concerning the application of this provision, no claim by the Employer that Cause exists shall be given effect unless the Employer establishes to the Committee by clear and convincing evidence that Cause exists. The Committee’s determination regarding the existence of Cause shall be conclusive and binding upon all parties.

     “Change in Control” means the occurrence of any of the following events:
     (a) the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board;
            (b) the consummation of a Merger of Baker Hughes or an Affiliate with another Entity, unless the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of Baker Hughes, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger;
                 (c) any Person, other than a Specified Owner, becomes a Beneficial Owner, directly or indirectly, of securities of Baker Hughes representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities;
                 (d) a sale, transfer, lease or other disposition of all or substantially all of Baker Hughes’ Assets is consummated (an “Asset Sale”), unless:
     (1) the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes immediately prior to such Asset Sale own, directly or indirectly, 50 percent or more of the combined voting power of the Voting Securities of the Entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of Baker Hughes’ Voting Securities immediately prior to such Asset Sale; or
     (2) the individuals who comprise the Board immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the Entity that acquired such Assets in such Asset Sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or
     (e) The stockholders of Baker Hughes approve a plan of complete liquidation or dissolution of Baker Hughes.
     “CIC Committee” means (i) the individuals (not fewer than three in number) who, on the date six months before a Change in Control or a Potential Change in Control, constitute the Committee, plus (ii) in the event that fewer than three individuals are available from the group specified in clause (i) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (ii)); provided, however, that the maximum number of individuals constituting the CIC Committee shall not exceed six (6).
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Committee” means the Compensation Committee of the Board.
     “Covered Employee” has the meaning ascribed to that term in Section 162(m).
     “Disability” means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The Committee’s determination regarding the existence of Disability shall be conclusive and binding upon all parties.
     “Domestic Relations Order” has the meaning ascribed to that term in section 414(p) of the Code.
     “Employer” means Baker Hughes and any Affiliate that adopts the Plan pursuant to the provisions of Article XII.

     “Entity” means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act.
     “Final Award” means the actual award earned for a Plan Year by a Participant as determined by the Committee.
     “Good Reason” for termination by the Participant of his employment means the occurrence (without the Participant’s express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (ii) and (iii) of Section 10.04 (treating all references to “Change in Control” in paragraphs (a) through (f) below as references to a “Potential Change in Control”), of any one of the following acts by the Employer, or failures by the Employer to act, unless, in the case of any act or failure to act described in paragraph (a), (e), (f) or (g) below, such act or failure to act is corrected prior to the effective date of the Participant’s termination for Good Reason:
     (a) the assignment to the Participant of any duties or responsibilities which are substantially diminished as compared to the Participant’s duties and responsibilities immediately prior to the Change in Control;
     (b) a reduction by the Employer in the Participant’s annual base salary as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all individuals having a similar level of authority and responsibility with the Employer and all individuals having a similar level of authority and responsibility with any Person in control of the Employer;
     (c) the relocation of the Participant’s principal place of employment to a location outside of a 50-mile radius from the Participant’s principal place of employment immediately prior to the Change in Control or the Employer’s requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Employer’s business to an extent substantially consistent with the Participant’s business travel obligations immediately prior to the Change in Control;
     (d) the failure by the Employer to pay to the Participant any portion of the Participant’s current compensation except pursuant to an across-the-board compensation deferral similarly affecting all individuals having a similar level of authority and responsibility with the Employer and all individuals having a similar level of authority and responsibility with any Person in control of the Employer, or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Employer, within seven (7) days of the date such compensation is due;
     (e) the failure by the Employer to continue in effect any compensation plan in which the Participant participates immediately prior to the Change in Control which is material to the Participant’s total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Employer to continue the Participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Participant’s participation relative to other Baker Hughes Participants, as existed immediately prior to the Change in Control;
     (f) the failure by the Employer to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant under any of the Employer’s pension, savings, life insurance, medical, health and accident, or disability plans in which the Participant was participating immediately prior to the Change in Control (except for across the board changes similarly affecting all individuals having a similar level of authority and responsibility with the Employer and all individuals having a similar level of authority and responsibility with any Person in control of the Employer), the taking of any other action by the Employer which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit or perquisite enjoyed by the Participant at the time of the Change in Control, or the failure by the Employer to provide the Participant with the number of paid vacation days to which the Participant is entitled on the basis of years of service with the Employer in accordance with the Employer’s normal vacation policy in effect immediately prior to the time of the Change in Control; or
     (g) if the Participant is party to an individual employment, severance or other similar agreement with the Employer, any purported termination of the Participant’s employment which is not effected pursuant to the notice of termination or other procedures specified therein.
     The Participant shall have the right to terminate his employment for Good Reason even if he becomes incapacitated due to physical or mental illness. The Participant’s continued employment shall not constitute consent to, or a waiver of any rights with respect to, any act or failure to act constituting Good Reason hereunder.
     For purposes of any determination regarding the existence of Good Reason, any claim by the Participant that Good Reason exists shall be presumed to be correct unless the Employer establishes to the Committee by clear and convincing evidence that Good Reason does not exist. The Committee’s determination regarding the existence of Good Reason shall be conclusive and binding upon all parties.
     “Incumbent Director” means –
     (a) a member of the Board on January 25, 2006 or
     (b) an individual-
               (1) who becomes a member of the Board after January 25, 2006;
               (2) whose appointment or election by the Board or nomination for election by Baker Hughes’ stockholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and
               (3) whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.
     “Initial Payment Date” has the meaning ascribed to that term in Section 7.01.
     “Involuntary Separation From Service” means a Participant’s Separation From Service as a result of the elimination of his job or a reduction in force.
     “Key Employee” means a key employee of Baker Hughes or an Affiliate who, in the opinion of the Chief Executive Officer of Baker Hughes, is in a position to significantly contribute to the growth and profitability of Baker Hughes and the Affiliates.
     “Merger” means a merger, consolidation or similar transaction.
     “OA Level” means the over achievement level of performance applicable to the Award.
     “Participant” means an individual who is or was a Key Employee who has been granted an Award Opportunity or who has unpaid Accounts.
     “Performance Goals” means one or more of the criteria described in Section 3.02 on which the performance goals applicable to an Award Opportunity are based.
     “Performance Period” means the 12-month period to which the Performance Goals apply. A Performance Period shall coincide with a Plan Year.

     “Person” shall have the meaning ascribed to the term in section 3(a)(9) of the Exchange Act and used in sections 13(d) and 14(d) thereof, including a “group” as defined in section 13(d) thereof, except that the term shall not include (a) Baker Hughes or any of the Affiliates, (b) a trustee or other fiduciary holding Baker Hughes securities under an employee benefit plan of Baker Hughes or any of the Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of those securities or (d) a corporation owned, directly or indirectly, by the stockholders of Baker Hughes in substantially the same proportions as their ownership of stock of Baker Hughes.
     “Plan” means the Baker Hughes Incorporated Annual Incentive Compensation Plan, as amended from time to time.
     “Plan Administrator” means Baker Hughes, acting through its delegates. Such delegates shall include the Administrative Committee, the Investment Committee and any individual Plan Administrator appointed by the Board with respect to the employee benefit plans of Baker Hughes and its Affiliates, each of which shall have the duties and responsibilities assigned to it from time to time by the Board. As used in the Plan, the term “Plan Administrator” shall refer to the applicable delegate of Baker Hughes as determined pursuant to the actions of the Board.
     “Plan Year” means the twelve-consecutive month period commencing January 1 of each year.
     “Potential Change in Control” means the occurrence of any of the following events:
     (a) the Employer enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
     (b) the Employer or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;
     (c) any Person becomes the Beneficial Owner, directly or indirectly, of securities of Baker Hughes representing 15 percent or more of either the then outstanding shares of common stock of Baker Hughes’ or the combined voting power of Baker Hughes’ then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from Baker Hughes or the Affiliates); or
     (d) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
     “Profit After Tax” means revenues minus cost of sales (the cost of products sold and the cost of providing services, including personnel costs, repair and maintenance costs, freight/custom, depreciation, and other costs (e.g., commission and royalty) directly relating to the service provided) minus operating expenses (costs incurred in non-manufacturing areas to provide products and services to customers (e.g., finance and administrative support)) minus income taxes.
     “Retirement” means a Participant’s voluntary Separation From Service when he has attained at least 55 years of age and has at least ten (10) years of service with Baker Hughes and the Affiliates. For this purpose, “year of service” means a year of service for vesting purposes under the Baker Hughes Incorporated Thrift Plan, whether or not the Participant is a participant in such plan.
     “Section 162(m)” means section 162(m) of the Code and the Department of Treasury rules and regulations issued thereunder.
     “Section 409A” means section 409A of the Code and the Department of Treasury rules and regulations issued thereunder.
     “Separation From Service” has the meaning ascribed to that term in Section 409A.
     “Specified Employee” means as of any date, a person who is a “specified employee” within the meaning of Section 409A.

     “Specified Owner” means any of the following:
     (a) Baker Hughes;
     (b) an Affiliate of Baker Hughes;
     (c) an employee benefit plan (or related trust) sponsored or maintained by Baker Hughes or any Affiliate of Baker Hughes;
     (d) a Person that becomes a Beneficial Owner of Baker Hughes’ outstanding Voting Securities representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities as a result of the acquisition of securities directly from Baker Hughes and/or its Affiliates; or
     (e) a Person that becomes a Beneficial Owner of Baker Hughes’ outstanding Voting Securities representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities as a result of a Merger if the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of Baker Hughes, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger in substantially the same proportions as their ownership of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger.
     “Voting Securities” means the outstanding securities entitled to vote generally in the election of directors or other governing body.
     1.02 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.
     1.03 Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.
ARTICLE II
PARTICIPATION
     2.01 Eligibility. Eligibility for participation in the Plan shall be limited to those Key Employees who, by the nature and scope of their position, contribute to the overall results or success of the Employers.
     2.02 Participation. Participation in the Plan shall be determined annually based upon the recommendation of the Chief Executive Officer of Baker Hughes and the approval of the Committee. Employees approved for participation shall be notified in writing of their selection, and of their Performance Goals and related Award Opportunities, as soon after approval as is practicable.
     2.03 Partial Plan Year Participation. The Committee may, upon recommendation of the Chief Executive Officer of Baker Hughes, allow an individual who becomes eligible after the beginning of a Plan Year to participate in the Plan for that year. In such case, the Participant’s Final Award normally shall be prorated based on the number of full months of participation. However, the Committee may, based upon the recommendation of the Chief Executive Officer of Baker Hughes, authorize an unreduced Final Award.
     2.04 Termination of Approval. The Committee may withdraw its approval for participation in the Plan for a Participant at any time. In the event of such withdrawal, the individual concerned shall cease to be a Participant as of the date designated by the Committee and he shall be notified of such withdrawal as soon as practicable following such action. Further, such individual shall cease to have any right to a Final Award for the Plan Year in which such withdrawal is effective; provided, however, that the Committee may, in its sole discretion, authorize a prorated award based on the number of full months of participation prior to the effective date of such withdrawal. Notwithstanding the foregoing, the Committee may not withdraw its approval for participation in the Plan during the pendency of a Potential Change in Control and for a period of six (6) months after the cessation thereof.
ARTICLE III
AWARD OPPORTUNITIES AND
PERFORMANCE GOALS
     3.01 Award Opportunities. The Committee shall establish, in writing, over achievement, expected value, and entry value incentive award levels (the “Award Opportunities”) for each Participant who is eligible to participate in the Plan for the Performance Period. The established Award Opportunities may vary in relation to the responsibility level of the Participant. Except in the case of a Covered Employee, if a Participant changes job levels or salary grades during the Plan Year, the Award Opportunities may be adjusted by the Committee, in its sole discretion, to reflect the amount of time at each job level and/or in each salary grade.
     3.02 Performance Goals. The Committee shall establish, in writing, Performance Goals for each Participant for a Plan Year. A Performance Goal may be based on one or more business criteria that apply to the Participant, one or more business units of Baker Hughes and the Affiliates, or Baker Hughes and the Affiliates as a whole, with reference to one or more of the following: earnings per share, total shareholder return, cash return on capitalization, increased revenue, revenue ratios, net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios, Profit After Tax and Baker Value Added. Performance Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). All items of gain, loss, or expense for the Performance Period, and such other items utilized in measuring the achievement of Performance Goals for the Performance Period, determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the acquisition or disposal of a business, or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30), other applicable accounting rules, or consistent with Baker Hughes policies and practices for measuring the achievement of Performance Goals on the date the Committee establishes the Performance Goals may be included or excluded in calculating whether a Performance Goal has been achieved. In the case of a Participant other than a Participant who is or during the Performance Period may become a Covered Employee, nonfinancial objectives may also be included in a Participant’s Performance Goals but may not represent more than 25 percent of the Participant’s expected value Award Opportunity. No Participant who is a Covered Employee, or who the Committee expects may become a Covered Employee during the next three Plan Years, may have any portion of his Final Award based on nonfinancial, subjective Performance Goals.
     3.03 Time of Establishment of Award Opportunities and Performance Goals. Performance Goals and Award Opportunities for a Participant for a Plan Year must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.
     3.04 Adjustment of Performance Goals. The Committee shall have the right to adjust the Performance Goals (either up or down) during the Plan Year if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals and unduly influenced the ability to meet them. Notwithstanding the foregoing, no such adjustment shall be made with respect to an individual who is a Covered Employee to the extent the same is considered an upward discretionary increase in the amount of the Final Award for such individual (within the meaning of Section 162(m)).
     3.05 Individual Award Cap. Effective for Final Awards earned for Performance Periods commencing on and after January 1, 2006, the maximum annual Final Award any individual may receive under the Plan is $4,000,000.

ARTICLE IV
FINAL AWARD DETERMINATIONS
     4.01 Final Award Determinations. As soon as practicable after the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee. The Committee shall certify in writing the extent to which the Performance Goals established pursuant to Section 3.02 and any other material terms of an award were in fact satisfied.
     In determining the Final Award, the Committee, in its sole discretion, may increase or decrease calculated amounts to reflect factors regarding performance during the Plan Year which were not, in the sole opinion of the Committee, appropriately reflected in the Final Award calculation. Notwithstanding the foregoing, the Final Award to an individual who is a Covered Employee will not be subject to upward discretionary adjustment by the Committee. Downward discretionary adjustment for Covered Employees will be permitted.
     4.02 Separation From Service Due to Death, Disability, or Retirement. If a Participant incurs a Separation From Service by reason of death, Disability, or Retirement, the Final Award, determined in accordance with Section 4.01, shall be reduced so that it reflects only participation prior to the Separation From Service. This reduction shall be determined by multiplying the Final Award by a fraction, the numerator of which is the months of participation through the date of the Separation From Service rounded up to whole months, and the denominator of which is twelve (12).
     4.03 Employment Transfers. If a Participant transfers from one division to another division within Baker Hughes and the Affiliates, the Final Award for the Participant’s time at the Participant’s former division will be prorated for the number of whole months rounded to the nearest whole month of the Plan Year the Participant was at that division. The Final Award will be determined as soon as practicable after the end of the Plan Year and will be based on the financial results at the close of the Plan Year. The Final Award will be paid at the same time the other Final Awards for that division are paid. If a Participant is eligible for a Final Award in his new position, the Final Award will be based on the months left in the Plan Year, on his new base salary level and Award Opportunities, as determined by the Committee based upon the recommendation of the Chief Executive Officer of Baker Hughes.
     4.04 Disposition of Business. If the Participant’s Employer or division is disposed of during the Plan Year and such disposition does not qualify as a Change in Control, payment of the Participant’s Final Award shall be determined in accordance with the following alternatives:
     (a) If the acquirer offers employment to the Participant and assumes the obligations under the Plan, either directly or indirectly, and the Participant accepts such offer of employment, the Participant’s Final Award will not be forfeited but the Employer shall not be obligated to pay the Final Award and such obligation shall be that of the acquiring party in accordance with the Final Award parameters.
     (b) If the acquirer does not assume the obligations under the Plan, whether or not the Participant is offered and accepts employment, then the Participant’s Final Award will not be forfeited and the Participant will receive a prorated Final Award for the portion of the Plan Year that the Participant was employed by the Employer prior to the date of the consummation of the sale of the Employer or division, to be paid at the same time other Final Awards are paid under the Plan. The computation shall be made on the basis of the number of whole months rounded to the nearest whole month of the Plan Year that the Participant was in active service with the Employer.
     (c) If the acquirer offers employment to the Participant and assumes the obligations under the Plan, either directly or indirectly, and the Participant rejects such employment, the Participant shall forfeit his Final Award for the Performance Period then in progress pursuant to Section 4.05.
     4.05 Separation From Service for Other Reasons. Except as specified in Article X or Section 4.04, if a Participant incurs a Separation From Service for any reason other than Retirement, Disability or death, all of the Participant’s rights to any unpaid Final Award shall be forfeited.

ARTICLE V
BANKING OF AWARDS
     5.01 General Banking Procedures. Except as specified in Section 5.02, if Performance Goals applicable to a Final Award that are designated by the Committee as company Performance Goals are achieved at a level in excess of the OA Level, the amount of the Final Award that is attributable to exceeding the OA Level will be banked and paid at the times specified in Section 7.02. To the extent that a Final Award for a Performance Period is banked, it shall be credited to the Participant’s Banked Account for the Performance Period effective as of the Initial Payment Date.
     5.02 Exceptions. No portion of a Final Award will be banked pursuant to Section 5.01 if (a) the amount that would be banked is $2,000 or less, (b) the Participant incurs a Separation From Service and the Participant is described in clause (b) of Section 4.04, (c) a Change in Control occurs during the Performance Period, (c) applicable local laws prohibit banking of the Final Award or (d) written procedures adopted by the Committee prior to the Performance Period specify that the Final Award will not be banked.
ARTICLE VI
DEEMED INVESTMENT OF FUNDS
     Amounts deemed credited to a Participant’s Banked Account for a Performance Period shall be deemed to be credited with interest at the annual rate equal to the Applicable Interest Rate commencing as of the Initial Payment Date. For the period commencing on the Initial Payment Date and ending on the day before the first anniversary of the Initial Payment Date the Applicable Interest Rate will be based on the rate in effect as of the Initial Payment Date. For the period commencing on the first anniversary of the Initial Payment Date and ending on the second anniversary of the Initial Payment Date the Applicable Interest rate will be based on the rate in effect as of the first anniversary of the Initial Payment Date.
ARTICLE VII
PAYMENT OF BENEFITS
     7.01 Time of Payment of Unbanked Final Award. Except to the extent that a Final Award is banked pursuant to Article V, or except as specified in Article X, a Participant’s Final Award, to the extent not forfeited pursuant to Article VIII, shall be paid to him on March 15 following the Performance Period (the “Initial Payment Date”).
     7.02 Time of Payment of Banked Final Award. To the extent that a Participant’s Final Award is banked pursuant to this Article V, fifty percent (50%) of the amount then credited to the Participant’s Banked Account for the Performance Period, to the extent not forfeited pursuant to Article VIII, shall be distributed to the Participant on the first anniversary of the Initial Payment Date of the Final Award. The remaining portion of the amount credited to the Participant’s Banked Account for the Performance Period, to the extent not forfeited pursuant to Article VIII, shall be distributed to the Participant on the second anniversary of the Initial Payment Date. Notwithstanding the foregoing, (a) if a Participant incurs an Involuntary Separation From Service or if he incurs a Separation From Service due to Retirement, any amounts credited to his Banked Account(s) shall be paid to him on the earlier of (1) the date of the Participant’s Separation From Service if the Participant is not a Specified Employee or the date that is six months following his Separation From Service if the Participant is a Specified Employee, or (2) the date the amount would otherwise be paid under this Section 7.02; (b) if the Participant incurs a Disability, any amounts credited to his Banked Accounts will be paid to him on the date the date of the Participant’s Disability; or (c) if the Participant dies, any amounts credited to his Banked Accounts will be paid as specified in Section 9.02. Further, notwithstanding the foregoing, (a) upon the occurrence of a Change in Control all amounts that are credited to the Participant’s Banked Accounts that are not deferred compensation within the meaning of Section 409A shall be paid to the Participant; (b) upon the occurrence of a Change in control that constitutes a “Change in Control” within the meaning of Section 409A all amounts that are credited to the Participant’ Banked Accounts shall be paid to the Participant.
     7.03 Form of Payment of Benefits. All benefit payments shall be made in cash.

     7.04 Account Debits. Any benefit payments made to a Participant, or former Participant, or for his benefit pursuant to any provision of the Plan shall be debited to such Participant’s or former Participant’s Accounts.
     7.05 Unclaimed Benefits. In the case of a benefit payable on behalf of a Participant or former Participant, if the Plan Administrator is unable, after reasonable efforts, to locate the Participant, the former Participant or the beneficiary to whom such benefit is payable, upon the Plan Administrator’s determination thereof, such benefit shall be forfeited to the Employer. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant, the former Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit (without any adjustment for earnings or loss) shall be restored to the Plan by the Employer and paid in accordance with the Plan.
     7.05 Statutory Benefits. If any benefit obligations are required to be paid under the Plan to a Participant or former Participant in conjunction with severance of employment under the laws of the country where the Participant or former Participant is employed or under federal, state or local law, the benefits paid to a Participant or former Participant pursuant to the provisions of the Plan will be deemed to be in satisfaction of any statutorily required benefit obligations.
     7.06 Payment to Alternate Payee Under Domestic Relations Order. Plan benefits that are awarded to an Alternate Payee in a Domestic Relations Order shall be paid to the Alternate Payee at the time and in the form directed in the Domestic Relations Order. The Domestic Relations Order may provide for an immediate lump sum payment to an Alternate Payee. A Domestic Relations Order may not otherwise provide for a time or form of payment that is not permitted under the Plan. A Domestic Relations Order will be disregarded to the extent it awards an Alternate Payee benefits in excess of the applicable Participant’s or former Participant’s Account balance under the Plan.
ARTICLE VIII
FORFEITURE OF BENEFITS
     Except as specified in Section 4.04 or Article X, if a Participant incurs a Separation From Service for any reason other than Retirement, death, Disability or Involuntary Separation from Service before the time a payment to him is to be made under Article VII, he shall forfeit the payment and all amounts then deemed credited to his Accounts.
ARTICLE IX
DEATH
     9.01 Payment of Unbanked Amounts. In the event of a death of a Participant prior to the Initial Payment Date of a Final Award, the Participant’s Final Award will be paid to the Participant’s Beneficiary on the Initial Payment Date.
     9.02 Payment of Banked Amounts. Upon the death of a Participant any amounts deemed credited to the Participant’s Banked Accounts will be paid to his Beneficiary as soon as administratively practicable.
     9.03 Designation of Beneficiaries.
     (a) Each Participant or former Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Plan Administrator and filing same with the Plan Administrator. Any such designation may be changed at any time by execution of a new designation in accordance with this Section 9.03.
     (b) If no such designation is on file with the Plan Administrator at the time of the death of the Participant or former Participant or such designation is not effective for any reason as determined by the Plan Administrator, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:

     (i) If a Participant or former Participant leaves a surviving spouse, his benefit shall be paid to such surviving spouse;
     (ii) If a Participant or former Participant leaves no surviving spouse, his benefit shall be paid to such Participant’s or former Participant’s executor or administrator, or to his heirs at law if there is no administration of such Participant’s or former Participant’s estate.
ARTICLE X
CHANGE IN CONTROL
     10.01 General. The provisions of this Article X shall apply and supersede any contrary provisions of the Plan in the event of a Change in Control.
     10.02 CIC Committee. If a Change in Control or Potential Change in Control occurs, all references in the Plan to “Committee” shall at that point be deemed to be references to the CIC Committee.
     10.03 Change in Control During a Performance Period. Notwithstanding any provision of the Plan to the contrary, upon the occurrence of a Change in Control during a Performance Period, (i) Final Awards for the Performance Period shall be computed for each Participant pursuant to Section 4.01 (assuming for this purpose that the Performance Goals established pursuant to Section 3.02 herein have been achieved to the extent required to earn the expected value Award Opportunity), and (ii) the Employer shall pay to each Participant an amount equal to the Final Award so determined multiplied by a fraction, the numerator of which is the number of the Participant’s months of participation during the Performance Period through the date of Change of Control (rounded up to the nearest whole month), and the denominator of which is twelve (12).
     10.04 Termination of Employment Prior to Change in Control or Following Certain Changes in Control. Notwithstanding any provision of the Plan to the contrary, a Participant shall be entitled to receive the payment described in Section 10.03 for a Performance Period if (i) such Participant’s employment is terminated by Baker Hughes or an Affiliate during the Performance Period without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with Baker Hughes or an Affiliate the consummation of which would constitute a Change in Control, (ii) such Participant resigns during the Performance Period for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of the Person described in clause (i), or (iii) such Participant’s employment is terminated by Baker Hughes or an Affiliate during the Performance Period without Cause or by the Participant for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs).
     10.05 Payment of Expected Value Awards and Tax-Gross Up for Delayed Payment. If a Participant is entitled to a Final Award payment pursuant to Section 10.03, the Employer shall pay the Participant such Final Award within five days following the date of the Change in Control. If a Participant is entitled to a Final Award payment pursuant to Section 10.04, the Employer shall pay the Participant such Final Award within five days following the date of the Participant’s termination of employment. If for any reason the Employer fails to timely pay a Participant the amounts due him pursuant to this Article X, the Employer shall pay the Participant additional compensation in such amount as is necessary to put the Participant in the same federal income tax position he would have been in had the payment not been subject to Section 409A. Such additional compensation shall be paid to the Participant at the same time as the delinquent Final Award payment is paid to the Participant.
     10.06 Forfeiture Restrictions. Notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control during a Performance Period or upon a Participant’s termination of employment during a Performance Period in a circumstance described in Section 10.04, the amount of the Participant’s Final Award for the Performance Period, calculated in accordance with Section 10.03, shall not be forfeited, and any amounts then credited to the Participant’s Accounts shall not be forfeited.

ARTICLE XI
ADMINISTRATION OF THE PLAN
     11.01 Resignation and Removal. The members of a Committee serving as Plan Administrator shall serve at the pleasure of the Board; they may be officers, directors, or employees or any other individuals. At any time during his term of office, any member of a Committee or any individual serving as Plan Administrator may resign by giving written notice to the Board, such resignation to become effective upon the appointment of a substitute or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during its term of office, and for any reason, any member of a Committee or any individual serving as Plan Administrator may be removed by the Board.
     11.02 Records and Procedures. The Plan Administrator shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Participant, former Participant or the beneficiary of any Participant or former Participant such records as pertain to that individual’s interest in the Plan. If a Committee is performing duties as the Plan Administrator, the Committee shall designate the individual or individuals who shall be authorized to sign for the Plan Administrator and, upon such designation, the signature of such individual or individuals shall bind the Plan Administrator.
     11.03 Self-Interest of Plan Administrator. Neither the members of a Committee nor any individual Plan Administrator shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which any Committee member or individual Plan Administrator is so disqualified to act, the other members of the Committee shall decide the matter in which the Committee member or individual Plan Administrator is disqualified.
     11.04 Compensation and Bonding. Neither the members of a Committee nor any individual Plan Administrator shall receive compensation with respect to their services on the Committee or as Plan Administrator. To the extent permitted by applicable law, neither the members of a Committee nor any individual Plan Administrator shall furnish bond or security for the performance of their duties hereunder.
     11.05 Plan Administrator Powers and Duties. The Plan Administrator shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power and authority:
     (a) to make rules, regulations and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Plan Administrator;
     (b) to construe in its discretion all terms, provisions, conditions and limitations of the Plan;
     (c) to correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;
     (d) to employ and compensate such accountants, attorneys, investment advisors and other agents, employees, and independent contractors as the Plan Administrator may deem necessary or advisable for the proper and efficient administration of the Plan;
     (e) to determine in its discretion all questions relating to eligibility;
     (f) to determine whether and when a Participant has incurred a Separation From Service, and the reason for such termination; and
     (g) to make a determination in its discretion as to the right of any individual to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder.

     11.06 Reliance on Documents, Instruments, etc. The Plan Administrator may rely on any certificate statement or other representation made on behalf of the Employer or any Participant, which the Plan Administrator in good faith believes to be genuine, and on any certificate, statement, report or other representation made to it by any agent or any attorney, accountant or other expert retained by it or Baker Hughes in connection with the operation and administration of the Plan.
     11.07 Claims Review Procedures; Claims Appeals Procedures.
     (a) Claims Review Procedures. When a benefit is due, the Participant, or the person entitled to benefits under the Plan, should submit a claim to the office designated by the Plan Administrator to receive claims. Under normal circumstances, the Plan Administrator will make a final decision as to a claim within 90 days after receipt of the claim. If the Plan Administrator notifies the claimant in writing during the initial 90-day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Plan Administrator must notify the claimant in writing, and the written notice must set forth in a manner calculated to be understood by the claimant:
     (1) the specific reason or reasons for the denial;
     (2) specific reference to the Plan provisions on which the denial is based; and
     (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.
If a decision is not given to the Participant within the claims review period, the claim is treated as if it were denied on the last day of the claims review period.
     (b) Claims Appeals Procedures. For purposes of this Section 11.07 the Participant or the person entitled to benefits under the Plan is referred to as the “claimant.” If a claimant’s claim made pursuant to Section 11.07(a) is denied and he wants a review, he must apply to the Plan Administrator in writing. That application can include any arguments, written comments, documents, records and other information relating to the claim for benefits. In addition, the claimant is entitled to receive on request and free of charge reasonable access to and copies of all information relevant to the claim. For this purpose, “relevant” means information that was relied on in making the benefit determination or that was submitted, considered or generated in the course of making the determination, without regard to whether it was relied on, and information that demonstrates compliance with the Plan’s administrative procedures and safeguards for assuring and verifying that Plan provisions are applied consistently in making benefit determinations. The Plan Administrator must take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination. The claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Plan Administrator can schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review.
The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Plan Administrator must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Plan Administrator notifies the claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Plan Administrator must be in writing and must include the specific reasons for its action, the Plan provisions on which its decision is based, and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

Within 60 days of receipt by a claimant of a notice denying a claim under the preceding paragraph, the claimant or his or her duly authorized representative may request in writing a full and fair review of the claim by the Plan Administrator. The Plan Administrator may extend the 60-day period where the nature of the benefit involved or other attendant circumstances make such extension appropriate. In connection with such review, the claimant or his or her duly authorized representative may review pertinent documents and may submit issues and comments in writing. The Plan Administrator shall make a decision promptly, and not later than 60 days after the Plan’s receipt of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.
     11.08 Employer to Supply Information. The Employer shall supply full and timely information to the Plan Administrator, including, but not limited to, information relating to each Participant’s base salary, age, Retirement, death, or other cause of Separation From Service and such other pertinent facts as the Plan Administrator may require. When making a determination in connection with the Plan, the Plan Administrator shall be entitled to rely upon the aforesaid information furnished by the Employer.
     11.09 Indemnity. To the extent permitted by applicable law, Baker Hughes shall indemnify and save harmless the Board, each member of the Committee, each delegate of the Committee or the Board and the Plan Administrator against any and all expenses, liabilities and claims (including legal fees incurred to investigate or defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan. Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by Baker Hughes or provided by Baker Hughes under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law.
ARTICLE XII
ADOPTION OF PLAN BY AFFILIATES
     12.01 Adoption Procedure.
     (a) With the written approval of the Plan Administrator, any entity that is an Affiliate may adopt the Plan by appropriate action of its board of directors or noncorporate counterpart, as evidenced by a written instrument executed by an authorized officer of such entity or an executed adoption agreement (approved by the board of directors or noncorporate counterpart of the Affiliate), agreeing to be bound by all the terms, conditions and limitations of the Plan except those, if any, specifically described in the adoption instrument, and providing all information required by the Plan Administrator. The Plan Administrator and the adopting Affiliate may agree to incorporate specific provisions relating to the operation of the Plan that apply to the adopting Affiliate only and shall become, as to such adopting Affiliate and its employees, a part of the Plan.
     (b) The provisions of the Plan may be modified so as to increase the obligations of an adopting Affiliate only with the consent of such Affiliate, which consent shall be conclusively presumed to have been given by such Affiliate unless the Affiliate gives Baker Hughes written notice of its rejection of the amendment within 30 days after the adoption of the amendment.
     (c) The provisions of the Plan shall apply separately and equally to each adopting Affiliate and its employees in the same manner as is expressly provided for Baker Hughes and its employees, except that the power to appoint or otherwise affect the Plan Administrator and the power to amend or terminate the Plan shall be exercised by Baker Hughes. The Plan Administrator shall act as the agent for each Affiliate that adopts the Plan for all purposes of administration thereof.

     (d) Any adopting Affiliate may, by appropriate action of its board of directors or noncorporate counterpart, terminate its participation in the Plan. Moreover, the Plan Administrator may, in its discretion, terminate an Affiliate’s participation in the Plan at any time.
     (e) The Plan will terminate with respect to any Affiliate that has adopted the Plan pursuant to this Section 12.01 if the Affiliate ceases to be an Affiliate or revokes its adoption of the Plan by resolution of its board of directors or noncorporate counterpart evidenced by a written instrument executed by an authorized officer of the Affiliate. If the Plan terminates with respect to any Affiliate, the employees of that Affiliate will no longer be eligible to be Participants in the Plan.
     (f) The Plan as adopted by the Affiliates shall constitute a single plan rather than a separate plan of each Affiliate.
     12.02 No Joint Venture Implied. The document which evidences the adoption of the Plan by an Affiliate shall become a part of the Plan. However, neither the adoption of the Plan by an Affiliate nor any act performed by it in relation to the Plan shall ever create a joint venture or partnership relation between it and any other Affiliate.
ARTICLE XIII
MISCELLANEOUS
     13.01 Plan Not Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Employer and any individual or to be consideration for the employment of any individual. Nothing herein contained shall be deemed to (a) give any individual the right to be retained in the employ of the Employer, (b) restrict the right of the Employer to discharge any individual at any time, (c) give the Employer the right to require any individual to remain in the employ of the Employer, or (d) restrict any individual’s right to terminate his employment at any time.
     13.02 Funding. Plan benefits are a contractual obligation of the Employers which shall be paid out of the Employers’ general assets. The Plan is unfunded and Participants are merely unsecured creditors of the Employers with respect to their benefits under the Plan.
     13.03 Alienation of Interest Forbidden. The interest of a Participant, former Participant or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any individual to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings. The provisions of this Section 13.03 shall not apply to a Domestic Relations Order.
     13.04 Withholding. All credits to a Participant’s or former Participant’s Accounts and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Employer under any applicable local, state or federal law.
     13.05 Amendment and Termination. The Board, may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan on behalf of any Employer; provided, however, that no amendment may be made that would impair the rights of a Participant or former Participant with respect to amounts already credited to his Accounts. The Board may terminate the Plan at any time. If the Plan is terminated, the amounts credited to a Participant’s or former Participant’s Account shall be paid to such Participant, or former Participant, or his designated beneficiary at the time(s) specified in Articles VII, IX and X, as applicable.
     13.06 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

     13.07 Arbitration. Any controversy arising out of or relating to the Plan, including without limitation, any and all disputes, claims (whether in tort, contract, statutory or otherwise) or disagreements concerning the interpretation or application of the provisions of the Plan, the Employer’s employment of the Participant, or former Participant, and the termination of that employment, shall be resolved by arbitration in accordance with the Employee Benefit Plan Claims Arbitration Rules of the American Arbitration Association (the “AAA”) then in effect. No arbitration proceeding relating to the Plan may be initiated by either the Employer or the Participant, or former Participant, unless the claims review and appeals procedures specified in Section 11.07 have been exhausted. Within ten (10) business days of the initiation of an arbitration hereunder, the Employer and the Participant, or former Participant, will each separately designate an arbitrator, and within twenty (20) business days of selection, the appointed arbitrators will appoint a neutral arbitrator from the panel of AAA National Panel of Employee Benefit Plan Claims Arbitrators. The arbitrators shall issue their written decision (including a statement of finding of facts) within thirty (30) days from the date of the close of the arbitration hearing. The decision of the arbitrators selected hereunder will be final and binding on both parties. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 (or replacement or successor statute). Pursuant to Section 9 of the Federal Arbitration Act, the Employer and any Participant agrees that any judgment of the United States District Court for the District in which the headquarters of Baker Hughes is located at the time of initiation of an arbitration hereunder shall be entered upon the award made pursuant to the arbitration. Nothing in this Section 13.07 shall be construed to, in any way, limit the scope and effect of Article XI. In any arbitration proceeding full effect shall be given to the rights, powers, and authorities of the Plan Administrator under Article XI.
     13.08 Stockholder Approval. Notwithstanding any other provision of the Plan, no payments shall be made under the Plan with respect to Performance Periods commencing on or after January 1, 2006 unless, prior to the payments, the stockholders of Baker Hughes approve the material terms of the performance goals under which the compensation is to be paid (within the meaning of Section 162(m)).
     13.09 Compliance With Section 409A. To the extent applicable, the Plan shall be operated in compliance with Section 409A and the provisions of Section 409A shall override any provisions of the Plan to the extent that they are inconsistent with Section 409A.
     13.10 Governing Law. All provisions of the Plan shall be construed in accordance with the laws of Texas, except to the extent preempted by federal law and except to the extent that the conflicts of laws provisions of the State of Texas would require the application of the relevant law of another jurisdiction, in which event the relevant law of the State of Texas will nonetheless apply, with venue for litigation being in Houston, Texas.

ANNEX G
AUDIT/ETHICS COMMITTEE
BAKER HUGHES INCORPORATED
GUIDELINES FOR PRE-APPROVAL OF
AUDIT AND NON-AUDIT FEES
OF INDEPENDENT AUDITOR
Audit Fees
The independent auditor will submit to the Audit/Ethics Committee of the Board of Directors (“Committee”) for pre-approval a worldwide engagement letter outlining the scope of the audit services proposed to be performed for the fiscal year together with an audit services fee proposal annually.
Non-Audit Fees
Management will submit to the Committee for pre-approval proposed projects annually for the upcoming year requesting specific pre-approval for all projects over $15,000 and general approval for all projects under $15,000 with the Committee informed of the particular services. The Company’s independent auditor may be awarded any type of non-audit services not prohibited by law or regulations, including the Sarbanes-Oxley Act, which services may include but not be limited to: tax compliance, planning and tax audit assistance; limited situation projects related to the Company or employee statutory filings, requirements or applications; assignments related to financial statement and internal control risk assessments. The annual request must include a representation from management and the independent auditor as to whether, in their view, the request is consistent with the Securities and Exchange Commission’s rules on auditor independence.
The Committee has delegated to the Chairman of the Committee the pre-approval requirement of non-audit fees for new projects that are identified after the annual pre-approval by the Committee. Projects with estimated fees of $15,000 and above arising subsequent to the annual Committee pre-approval will be presented to the Chairman of the Committee for approval prior to starting the project. New projects with estimated fees less than $15,000 not included in the annual pre-approval will also be presented to the Chairman of the Committee “in total,” with a comparison to original approvals. The Chairman (and subsequently the Committee) will be informed of the particular services. All such decisions by the Chairman will be reported to the Committee at a scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.
The Committee will be provided an interim update during the year. However, if there are deviations of ten percent or greater from the aggregate pre-approved amount, the Committee will receive an update at a scheduled meeting. Any proposed services exceeding pre-approved cost levels will require specific approval by the Committee.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS NUMBERS 1, 2 AND 3 AND AGAINST PROPOSAL NUMBER 4.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR all nominees	WITHHELD from all nominees			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Election of Directors.	☐	☐	2.	Ratification of Deloitte & Touche as the Company’s Independent Auditor for fiscal year 2006.	☐	☐	☐	3.	Proposal to approve Performance Criteria for Awards under the Annual Incentive Compensation Plan.	☐	☐	☐
01 Larry D. Brady
02 Clarence P. Cazalot, Jr.
03 Chad C. Deaton
04 Edward P. Djerejian
05 Anthony G. Fernandes
06 Claire W. Gargalli
07 James A. Lash
08 James F. McCall
09 J. Larry Nichols
10 H. John Riley, Jr.
11 Charles L. Watson
											FOR	AGAINST	ABSTAIN
									4.	Stockholder Proposal No. 1 regarding voting under the Company’s Delaware Charter.	☐	☐	☐
									5.	Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.
For, except vote withheld from the following nominee(s):

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Signature _____________________________ Signature _____________________________ Date ______________
Please sign name(s) exactly as printed hereon. In signing as attorney, administrator, guardian or trustee, please give title as such.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/bhi Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at
www.bakerhughes.com/investor/information/arlist.htm

BAKER HUGHES INCORPORATED
P.O. Box 4740, Houston, TX 77210-4740

Proxy For Annual Meeting Of Stockholders
This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints C.C. Deaton and J. R. Clark as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Baker Hughes Incorporated held of record by the undersigned on March 1, 2006, at the Annual Meeting of Stockholders to be held on April 27, 2006, or any reconvened meeting after an adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR THE RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2006, FOR APPROVAL OF THE PERFORMANCE CRITERIA FOR AWARDS UNDER THE ANNUAL INCENTIVE COMPENSATION PLAN AND AGAINST STOCKHOLDER PROPOSAL NO. 1. IF ANY OTHER MATTER SHOULD BE PRESENTED PROPERLY, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS NAMED HEREIN.

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

You can now access your Baker Hughes account online.

Access your Baker Hughes stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Baker Hughes Incorporated, now makes it easy and convenient to get current information on your shareholder account.

View account status View certificate history View book-entry information	View payment history for dividends Make address changes Obtain a duplicate 1099 tax form Establish/change your PIN

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